Securities and Exchange Commission

                      Washington, DC 20549

                           Form 8-K/A

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934

                Date of Report February 18, 1997
                (Date of earliest event reported)



                     CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)


     Delaware                  1-9874             94-2213782
     (State or other       (Commission File    (IRS Employee
     jurisdiction of       Number)             Identification No.)
     incorporation)

 302 South 36th Street, Suite 400,  Omaha,  NE          68131
 (Address of principle executive offices)             Zip Code


Registrant's Telephone Number, including area code: (402) 341-4500

                                         N/A
  (Former name or former address, if changed since last report)
Item 2.   Acquisition or Disposition of Assets.

On  December 24, 1996, CE Electric UK plc ("CE Electric"),  which
is   70%  owned  indirectly  by  CalEnergy  Company,  Inc.   (the
"Company")  and 30% owned indirectly by Peter Kiewit  Sons'  Inc.
("PKS"),  acquired majority ownership of the outstanding ordinary share capital of Northern Electric plc ("Northern") pursuant to a cash tender offer, with a loan note alternative, (the "Tender Offer")
to Northern's public shareholders which was commenced in the United Kingdom by CE Electric on November 5, 1996. The total amount expected to be  paid  to  acquire all of Northern's ordinary  and  preference shares is approximately $1.3 billion. The purchase price per share contained in the Tender Offer was determined by CE Electric based upon the then prevailing market price of Northern's shares on the London Stock Exhange plus a premium in an amount sufficient, as determined by CE Electri, to provide fair compensation to holders of Northern shares and to enable CE Electric to acquire a significant position in Northern. In January 1997, CE Electric designated a majority of Northern's board of
directors  and  assumed management  control.   Through January  31,
1997, CE Electric had purchased more than 90% of Northern's ordinary shares. CE Electric expects to acquire the remaining Northern shares by April 30, 1997 pursuant to United
Kingdom statutory powers available to compulsorily acquire shares not purchased in the Tender Offer.

As  of  February  13,  1997, the Company had  contributed  to  CE
Electric  approximately  $410 million of the  approximately  $1.3 billion  required  to  acquire all  of  Northern's  ordinary  and preference  shares in connection with the Tender Offer,  and  PKS had  contributed  approximately $176 million  to  CE  Electric  for  such
purpose.   The  Company obtained such funds from  cash  on  hand,
short-term  borrowings,  and  borrowings  of  approximately  $100 million  under a $100 Million Credit Agreement entered into  with
Credit   Suisse  on  October  28,  1996  (the  "CalEnergy  Credit
Facility").   Borrowings under the CalEnergy Credit Facility  are
unsecured  and mature on October 28, 1997, subject to  prepayment by  the  Company  at any time. The remaining funds  necessary  to consummate the Tender Offer (approximately $734 million) will  be provided  from capital contributions or loans to be  made  to  CE
Electric  by  its sole shareholder, CE Electric UK Holdings  ("CE
Electric  Holdings"),  which has arranged  a  560  million  ($896 million)  Term  Loan  and  Revolving  Facility  Agreement,  dated
October  28, 1996 (the "U.K. Credit Facility"), by and  among  CE
Electric,  CE Electric Holdings and Credit Suisse.   The  Company
has  not  guaranteed nor is it otherwise subject to recourse  for amounts  borrowed under the U.K. Credit Facility.  As of  January
31,  1997,  CE  Electric Holdings had borrowed approximately  321 million under the U.K. Credit Facility to pay for Northern ordinary and preference shares purchased to date.

The Company's strategy remains focused primarily upon continued growth in its core power generation business through the development of new projects, enhancement of existing and acquired assets' performance, and the acquisition of companies and projects that diversify the Company's power generation technologies and enhance its competitive capabilities. The Company also intends to pursue strategic expansion into other aspects of the global power business, including the distribution and supply of electricity, in order to diversify its business and cash flows, develop and enhance its distribution, marketing and power pool skills and increase its competitive capabilities. The Northern acquisition was implemented in furtherance of this aspect of its strategy. The Company believes that its existing assets, strengths and skills, coupled with Northern's distribution and supply skills, its experience in the largely deregulated United Kingdom power market and the resulting diversification in the Company's assets and geographic location will position the Company to maximize its ability to participate successfully (by way of acquisition or otherwise) in opportunities expected to be created in the next few years by restructurings in the United States and other global energy markets. The Company also selectively will seek opportunities to expand beyond power generation, distribution and supply in areas related to these core businesses, such as power transmission and gas production and supply, if such opportunities will enhance the Company's competitive capabilities and financial position.

Northern is one of the twelve regional electricity companies ("RECs") which came into existence as a result of the restructuring and subsequent privatization of the electricity industry in the United Kingdom in 1990. Northern is primarily engaged in the distribution and supply of electricity. Northern was granted a Public Electricity Supply ("PES") license under the Electricity Act 1989 (the "Electricity Act") to distribute and supply electricity in Northern's authorized area located in northeast England (Northern's "Authorized Area"). Northern's Authorized Area covers approximately 14,400 square kilometers with a population of approximately 3.2 million people and includes the counties of Northumberland, Tyne and Wear, Durham, Cleveland and North Yorkshire. Northern supplies electricity outside its Authorized Area pursuant to second tier licenses. Northern also is involved in non-regulated activities, including the generation of electricity, electrical appliance retailing and gas exploration and production.

The electricity industry in Great Britain is overseen by the Office of Electricity Regulation headed by the Director General of Electricity Supply (the "Regulator"). The regulatory framework includes price controls which limit the maximum average prices that Northern can charge for distributing and supplying electricity.

Since its reorganization in 1995, Northern's principal assets are the capital stock of its subsidiaries and all of the assets used by such subsidiaries in their business. Each of the subsidiaries focuses on its own particular objectives and customers and each has its own employees and management team. Northern provides a number of services to the subsidiaries, including telecommunications, transportation and technology support, and certain of the subsidiaries provide services to each other. The operating subsidiaries are as follows:

Northern Electric Distribution Limited. Northern Electric Distribution Limited ("Northern Distribution") receives electricity from the national grid transmission system and distributes electricity to each customer's premises using Northern's network of transformers, switchgear and cables. Substantially all of the customers in Northern's Authorized Area are connected to Northern's network and can only be supplied with electricity through Northern Distribution's distribution system, regardless of whether the electricity is supplied by Northern's supply business or by other suppliers, thus providing Northern with distribution volume that is stable from year to year. Northern serves approximately 1.5 million customers in Northern's area and charges its customers access fees for the use of the distribution system.

The prices for distribution to most customers are controlled by a prescribed formula that limits increases (and may require decreases) based on the rate of inflation in the United Kingdom. Prices for distribution to customers taking their supplies at extra high voltages are not directly controlled. The Regulator reviewed the initial price formula in 1994 and introduced changes that initially caused prices to be approximately 17% lower in Northern's fiscal year ended March 31, 1996 than they would have been had the initial formula continued unchanged. The Regulator also limited price increases in future years, and in July, 1995 the Regulator limited price increases further. Currently, increases will be limited to three percentage points below inflation through March 31, 2000. Northern estimates that the combined effect of the two reviews will be to reduce pre-tax income by approximately 95 million (based on 1995-96 prices) for the four year period ending March 31, 2000.

Most of Northern's distribution customers are customers in its Authorized Area with a maximum demand of not more than 100kW ("Franchise Area Supply Customers"). This customer group consists predominantly of residential and small commercial consumers which are believed by Northern to constitute a stable customer base. Northern's fastest growing category of distribution customers, in terms of units distributed and revenues, is domestic and commercial customers (as contrasted with industrial customers). Commercial activity of Northern's customers is about 40% industrial and 25% commercial. Northern also distributes electricity to industrial concerns in its Authorized Area. Northern's 20 largest distribution customers in its Authorized Area accounted for approximately 18% of total electricity distributed by Northern in Northern's fiscal year ended March 31, 1996 in terms of units distributed, with no single customer exceeding 4% of total electricity distributed.

Northern  Electric  Supply  Limited.   Northern  Electric  Supply
Limited ("Northern Supply") focuses on Northern's supply business and  is responsible for marketing, tariff setting, contracts  and
customer   service  in  connection  with  the  supply   of   both
electricity and gas. Northern's supply business involves the bulk purchase of electricity, primarily from the Pool, and subsequent sale to individual customers. Until March 31, 1998, each of the RECs is the exclusive supplier of electricity to premises in each of their authorized areas, except where the maximum demand of a customer is greater than 100kW. The formula described in footnote 26 to the financial statements contained in
Item 7 controls the income that the supply business may receive from Franchise Area Supply Customers and therefore the profits that can be derived from the supply of electricity to franchise customers. Supplies to other customers are not regulated since the Regulator believes that the market in excess of 100kW is sufficiently competitive not to require this. The current regulations that permit each of the RECs to be the exclusive supplier in each of their authorized areas will expire as of March 31, 1998.

Northern is one of the largest suppliers in the competitive and open electricity market in the United Kingdom and supplies customers in all 15 PES areas in Great Britain and Northern Ireland. Northern supplies substantially more sites than it had previously supplied prior to the beginning of open competition in the supply business in the United Kingdom. In addition, Northern Supply maintains a gas supply business and, at March 31, 1996, Northern had won gas supply contracts for more than 4,000 sites nationally, mainly outside northeast England.

Northern Utility Services Limited. Northern Utility Services Limited ("Northern Utility") is an engineering company whose role is to adapt, maintain and restore the distribution network of Northern and to sell related services to third parties. Northern Utility has been able to make significant cost reductions for Northern during the past year by working with suppliers in order to improve core processes, close selected depot locations, increase staff productivity and reduce material and plant costs. Northern Utility has pioneered techniques using innovative diagnostic testing equipment which reduces the need for intrusive maintenance. The equipment can identify some of the causes of potential systems failures before breakdown and subsequent loss of supply occurs. Also, the continued development in the use of trenchless technology has brought both financial and environmental benefits to Northern and its customers. While Northern Utility's largest customer is Northern Distribution, it increasingly has sold its services to third parties. Northern Utility is Northern's largest employer.

Northern  Electric  Retail  Limited.   Northern  Electric  Retail
Limited sells electrical and gas  appliances
and   provides  account  collection  and  customer  services  for
Northern's other businesses.

Northern Electric Generation Limited. Northern Electric Generation Limited ("Northern Generation") focuses on electricity generation, primarily through its 15.4% stock ownership of Teesside Power Limited, a company that owns and operates a 1,875 MW combined cycle gas-fired power station. Northern takes 400 MW of electricity from the plant pursuant to a 15 year contract. Northern Generation also operates a 5 MW diesel power generating plant located in Northallerton, England in which the Company has a 3 MW net ownership interest, and Northern operates 47 small-scale combined heat and power facilities.

Northern Metering Services Limited. Northern Metering Services Limited ("Northern Metering") provides meter supply, installation, refurbishment and certification services as well as meter operator and data collection services. Northern Metering has developed an energy profiling system which helps businesses reduce costs through the more efficient use of all fuels, not just electricity.

Sovereign Exploration Limited. Sovereign Exploration Limited ("Sovereign Exploration"), a gas exploration and production company, holds interests in the southern basin of the United Kingdom sector of the North Sea, including a 5% ownership interest in of the Victor Field, which had a subsea pipeline connection of the north west extension of the field completed in 1995, and a 2% ownership interest in the Schooner Field, which is currently
under   development.   Sovereign  Exploration  also  has  a   20%
ownership  interest  in  the  Windermere  Field,  which  obtained
regulatory  consent  for development in  April  1996.   Sovereign
Exploration has interests in other potential gas developments located in United Kingdom waters.


Item 7.  Financial Statements and Exhibits                              Page
     (a)  Financial statements of business acquired:

          Northern Electric plc

          Financial  Statements for the period ended  March  31, 1996:
          Report of Independent Auditors                                  6
          Group  Profit  and Loss Account for  the  three  years
           ended in the period March 31, 1996                             7
          Statement of Total Recognised Gains and Losses for the
           three years in the period ended March 31 1996                  8
          Group Balance Sheet as of March 31, 1996 and 1995               9
          Group  Statement of Cash Flows for the three years  in
           the period ended March 31, 1996                               10
          Notes to the Accounts                                          11

          Financial Statements for the period ended September 30, 1996:
          Independent Accountants' Review Report                         48
          Condensed  Group Profit and Loss Account for  the  six
           months ended September 30, 1996 and 1995 (unaudited)          49
          Condensed  Group  Balance Sheet as  of  September  30,
           1996 (unaudited)                                              50
          Condensed  Group Statement of Cash Flows for  the  six
           months ended September 30, 1996 and 1995 (unaudited)          51
          Notes to the condensed Interim Accounts (unaudited)            52

     (b)  Pro Forma Condensed Combined Unaudited Financial Data:
          Condensed  Combined  Unaudited  Balance  Sheet  as  of
           September 30, 1996                                            59
          Condensed  Combined  Unaudited Statement  of  Earnings
           for the year ended December 31, 1995                          60
          Condensed  Combined  Unaudited Statement  of  Earnings
           for the nine months ended September 30, 1996                  61
          Notes to Pro Forma Condensed Combined Unaudited
           Financial Data                                                62

         NORTHERN ELECTRIC plc AND SUBSIDIARY COMPANIES

                 REPORT OF INDEPENDENT AUDITORS


To the Board of Directors

We have audited the accompanying group balance sheet of Northern Electric plc as of 31 March 1996 and 1995, and the related group profit and loss account, statement of total recognised gains and losses and statement of cash flows for each of the three years in the period ended 31 March 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Northern Electric plc at 31 March 1996 and 1995, and the consolidated results of its operations and its consolidated cash flows for each of the three years in the period ended 31 March 1996 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those followed in the United States (see Note 31 of Notes to the Accounts).





ERNST & YOUNG
Chartered Accountants


Newcastle upon Tyne, England
20 June 1996,
except for Note 28 - Contingent Liabilities and
Note 31 - Differences between United Kingdom and
United States generally accepted accounting principles, as to which the date is 14 February 1997.

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                  GROUP PROFIT AND LOSS ACCOUNT


                                       Year ended 31 March
                              Notes 1996    1996    1995   1994
                                      $m    pound   pound  pound
TURNOVER                     2&6   1,412.2   902.2 1,080.8 1,030.5

Cost of sales                     (1,035.4) (661.5) (753.9) (739.0)
                               --------------------------------------
GROSS PROFIT                   6     376.8   240.7   326.9   291.5

Distribution costs                  (121.8)  (77.8)  (80.4)  (81.0)
Administrative expenses             (169.5) (108.3) (111.5)  (97.1)
Other operating income                 1.3     0.8     1.1     0.9
Income from interest in
  associated undertakings              0.9     0.6     0.1       -
                               --------------------------------------
OPERATING PROFIT               5&6    87.7    56.0   136.2   114.3

Profit on disposal of
 fixed assets                  6      39.6    25.3     4.0     0.4
Exceptional shareholder costs  6     (24.6)  (15.7)  (15.1)      -
Income from investments        3&6   154.2    98.5    19.5    17.6
                               --------------------------------------
PROFIT ON ORDINARY ACTIVITIES
     BEFORE INTEREST                 256.9   164.1   144.6   132.3

Net interest                   4     (20.8)  (13.3)   (3.9)   (3.6)
                               --------------------------------------
PROFIT ON ORDINARY ACTIVITIES
     BEFORE TAXATION           2&6   236.1   150.8   140.7   128.7

Tax on profit on ordinary
 activities                    9     (54.2)  (34.6)  (37.5)  (30.4)
Tax on exceptional items       6     (75.8)  (48.4)    -         -
                               --------------------------------------
PROFIT FOR THE YEAR*                 106.1    67.8   103.2    98.3

Dividend on non-equity shares  10     (7.7)   (4.9)    0.0       -
Dividends on equity shares     10   (675.3) (431.4)  (36.8)  (30.7)
                               --------------------------------------
RETAINED (LOSS)/ PROFIT
 FOR THE YEAR                       (576.9) (368.5)  (66.4)  (67.6)
                                    ======   =====   =====    =====
EARNINGS PER SHARE:            11   cents    pence   pence    pence

Basic                                100.2    64.0    99.2    79.8
Exceptional items              6      23.6    15.1    11.2       -
                               --------------------------------------
Earnings per share before charging
or crediting exceptional items       123.8    79.1   110.4    79.8
                                     ======   =====   =====  =====

* A summary of the significant adjustments to profit for the year that would be required if United States generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is set out in Note 31 of Notes to the Accounts.

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

         STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                                 Year ended 31 March
                                    Notes    1996    1996    1995   1994
                                              $m    pound    pound  pound
Profit attributable to members
 of the parent company                        106.1    67.8   103.2   98.3
Revaluation gain on investments      13       287.2   183.5       -      -
                                            -------------------------------
Total recognised gains and losses
 related to the year                          393.3  251.3    103.2   98.3
                                              =====   =====   =====   ====

NOTES OF HISTORICAL COST PROFITS AND LOSSES

                                                      Year ended 31 March
                                                  1996    1996    1995   1994
                                                   $m    pound    pound  pound
Reported profit on ordinary
 activities before taxation                       236.1   150.8  140.7  128.7
Realisation of revaluation gain
 on First Hydro Limited                            17.1    10.9      -      -
                                               -------------------------------
Historical cost profit on ordinary
 activities before taxation                       253.2   161.7  140.7  128.7
                                                  =====   =====  =====  =====
Historical cost (loss)/profit for the year
 retained after taxation and dividends           (293.8) (187.7)  66.4   67.6
                                                  =====   =====  =====   ====

                NORTHERN ELECTRIC plc AND SUBSIDIARIES

                         GROUP BALANCE SHEET

                                                        31 March
                                       Notes     1996     1996      1995
FIXED ASSETS                                      $m      pound    pound
Tangible assets                          12     732.7    468.1     423.1
Investments                              13      70.6     45.1     103.8
                                               -------------------------
                                                803.3    513.2     526.9
                                                =====    =====     =====
CURRENT ASSETS
Stocks                                   14      18.6    11.9        9.6
                                               -------------------------
Debtors:                                 15
 amounts falling due after one year              42.0     26.8      38.2
 amounts falling due within one year            290.2    185.4     186.8
                                               -------------------------
                                                332.2    212.2     225.0
Investments                             16       73.9     47.2      14.5
Cash at bank and in hand                17       54.6     34.9      20.4
                                               -------------------------
                                                479.3    306.2     269.5
CREDITORS: amounts falling due
  within one year:                      18
Loans and overdrafts                            (46.5)   (29.7)   (84.5)
Creditors and accruals                         (300.5)  (192.0)  (138.4)
                                               -------------------------
                                               (347.0)  (221.7)  (222.9)

NET CURRENT ASSETS                              132.3     84.5     46.6
                                               -------------------------
TOTAL ASSETS LESS CURRENT LIABILITIES           935.6    597.7    573.5
                                                =====    =====    =====
CREDITORS: amounts falling due
  after more than one year             19
Loans                                         (402.4)   (257.1)  (61.5)
Other creditors                                (44.6)    (28.5)  (22.4)
                                               -------------------------
                                              (447.0)   (285.6)  (83.9)
PROVISIONS FOR LIABILITIES
  AND CHARGES                          21      (57.2)    (36.5)  (33.1)
                                             ---------------------------
TOTAL ASSETS LESS LIABILITIES           2      431.4     275.6   456.5
                                                =====    =====   =====
CAPITAL AND RESERVES
Called up share capital               22        91.3      58.3    55.8
Share premium account                 23         5.3       3.4     1.8
Capital redemption reserve            23         9.7       6.2     6.2
Statutory reserve                     23         3.4       2.2     1.0
Revaluation reserve                   23         4.2       2.7       -
Profit and loss account               23       317.5     202.8   391.7
                                             -------------------------
SHAREHOLDERS' FUNDS *                          431.4    275.6    456.5
                                               =====    =====    =====

Equity interests                               429.7    274.5    456.5
Non-equity interests                             1.7      1.1        -
                                             -------------------------
                                              431.4     275.6    456.5
                                              =====     =====    =====

* A summary of the significant adjustments to shareholders' funds that would be required if United States generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is set out in Note 31 of Notes to the Accounts.

                NORTHERN ELECTRIC plc AND SUBSIDIARIES

                    GROUP STATEMENT OF CASH FLOWS

                                                 Year ended 31 March
                                      Notes    1996    1996   1995      1994
                                                $m   pounds m pounds m  pounds m
NET CASH INFLOW FROM OPERATING
 ACTIVITIES                             5     218.5   139.6   83.7  177.0
                                          ---------------------------------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                               5.8     3.7    4.8    2.8
Interest paid                                 (13.3)   (8.5)  (7.6)  (7.2)
Ordinary dividends and investment
 income received                               24.1    15.4   15.0    8.7
Exceptional dividends received                108.8    69.5      -      -
Ordinary dividends paid                       (59.3)  (37.9) (32.3) (27.7)
Exceptional dividends paid                   (270.2) (172.6)     -      -
                                           ---------------------------------
NET CASH OUTFLOW FROM RETURNS ON
 INVESTMENTS AND SERVICING OF FINANCE        (204.1) (130.4) (20.1) (23.4)
                                              =====   =====   ====   ====
TAXATION
Corporation tax paid (including
 ACT on dividends)                           (117.4)  (75.0) (39.2) (22.8)
                                              =====   =====   ====   ====
INVESTING ACTIVITIES
Payments to acquire tangible fixed assets     (87.0)  (55.6) (71.7) (68.9)
Receipts from sales of tangible fixed assets    2.3     1.5    5.0    0.5
Receipt of consumers' contributions            19.7    12.6   13.8   12.9
Purchase of subsidiary undertaking
 (net of cash and loans acquired)      13     (24.3)  (15.5)     -      -
Payments to acquire fixed asset
 investments                                  (21.0)  (13.4)  (4.6)  (2.0)
Receipts from sales of fixed asset
 investments                                   58.2    37.2      -      -
Payments to acquire equity accounted
 entities                                         -       -   (1.7) (10.7)
Payments to acquire current asset
 investments with a maturity date of
 more than three months                        (4.1)   (2.6) (47.5) (75.6)
Receipts from disposals of current
 asset investments with a maturity
 date of more than three months                11.0     7.0   67.5   47.0
Receipts from sale of preference
 shares by Northern Electric Share
 Scheme Trustee Limited                         2.0     1.3      -      -
                                          ---------------------------------
NET CASH OUTFLOW FROM  INVESTING
 ACTIVITIES                                   (43.2)  (27.5) (39.2) (96.8)
                                              =====   =====   ====   ====
NET CASH (OUTFLOW)/INFLOW BEFORE
 FINANCING                                   (146.2)  (93.3) (14.8)  34.0
                                              =====   =====   ====   ====
FINANCING
Issue of ordinary share capital      22       (6.4)    (4.1)  (0.5)  (1.7)
Purchase of own shares               22          -        -  101.6      -
Loan finance                         20     (253.6)  (162.0) (33.0)  (0.6)
Repayment of loans                               -        -      -   19.0
                                     -------------------------------------
NET CASH (INFLOW)/OUTFLOW FROM
 FINANCING                                  (260.0)  (166.1)  68.1   16.7
                                     -------------------------------------
INCREASE/(DECREASE) IN CASH
 AND CASH EQUIVALENTS                17      113.8     72.8  (82.9)  17.3
                                     -------------------------------------
                                            (146.2)   (93.3) (14.8)  34.0
                                             =====     =====  =====  ====

1 Major non-cash transactions are disclosed in Note 23
2 The significant differences between the cash flow statements presented above and those required under United States generally accepted accounting principles are set out in Note 31 of Notes to the Accounts.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                      NOTES TO THE ACCOUNTS

1. ACCOUNTING POLICIES

General

Northern Electric plc ("the Company") is one of twelve Regional Electricity Companies ("RECs") in England and Wales licensed to distribute, supply and, to a limited extent, generate electricity. The RECs were created as a result of the privatisation of the UK electricity industry in 1990 after the state owned low voltage distribution networks were allocated to the then existing twelve regional boards. The Company's main business, the distribution and supply of electricity to customers in the North East of England, is regulated under the terms of the Company's Public Electricity Supply License by the Office of Electricity Regulation ("OFFER").

Basis of preparation

The accounts are prepared under the historical cost convention as modified to include the revaluation of fixed asset investments and in accordance with applicable UK accounting standards.

These financial statements are presented in pounds sterling ("pounds"). Solely for the convenience of the reader, US dollar amounts have been translated at the exchange rate of 1 pound = U.S. $1.5653, the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 1996. No representation is made that the pounds sterling amounts have been, could have been, or could be converted into U.S. dollars at that or any other rate of exchange.

Basis of consolidation

With the exception of the accounts of Sovereign Exploration Limited which are made up to 31 December each year, the Group accounts consolidate the accounts of the Company and its subsidiary undertakings (together, the "Group" ) drawn up to 31 March each year. No profit and loss account is presented for the Company as permitted by Section 230 of the Companies Act 1985.

Undertakings, other than subsidiary undertakings, in which the Group has an investment of not less than 20% of the voting rights and over which it exerts significant influence are treated as associated undertakings. Where material, the Group accounts include the appropriate share of these undertakings' results and reserves based on the most recent audited accounts.

Goodwill

Depending on the circumstances of each acquisition, purchased goodwill is either set off directly against reserves or amortised through the profit and loss account over the directors' estimate of its useful life.

Turnover

Turnover represents the value of electricity and gas sold during the period, including an estimate of the sales value of units supplied to customers between the date of the last meter reading and the period end, and the invoice value of other goods sold and services provided, exclusive of value added tax. Income from credit sales charges is apportioned in the trading accounts over the period of the sales agreements.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                      NOTES TO THE ACCOUNTS

1.  ACCOUNTING POLICIES continued

Regulatory correction factor (K Factor)

Where there is an overrecovery of supply or distribution business revenues against the maximum regulated amount, revenues are deferred equivalent to the overrecovered amount. The deferred amount is deducted from turnover and included in provisions Where there is an underrecovery, no anticipation of any potential future recovery is made.

Royalties

Royalties in respect of gas production are accounted for in the same year as the turnover to which they relate and are included in cost of sales.

Tangible fixed assets and depreciation

Tangible fixed assets are stated at cost. The charge for depreciation is calculated to write off assets to their residual values over their estimated useful lives using the methods described below for distribution system and oil and gas assets and straight-line depreciation for all other assets, as follows:

  Distribution system assets _________________________..40 years

      Depreciation is charged at 3% for 20 years followed  by  2%
for the remaining 20 years

      Certain   short-life metering equipment included in
distribution system assets up to 10 years

  Oil and gas assets

     Expenditure on oil and gas properties is accounted for using the full cost method. Under this method, exploration, appraisal and development costs are capitalised in a single cost pool. Capitalised costs, other than costs of unevaluated exploration projects and projects awaiting development consent, are depleted using the unit of production method. Depletion is calculated based on hydrocarbon reserves of properties in the evaluated pool estimated to be commercially recoverable and include anticipated future development costs in respect of those reserves.

  Non-operational assets

       Buildings - freehold.                        up to 60 years
                 - leasehold     lower of lease period or 60 years

     Vehicles and mobile plant                      up to 10 years
     Fixtures and equipment                         up to 10 years

Freehold land is not depreciated.

Consumers' contributions and capital grants are credited  to  the profit  and loss account over a 40 year period  at a rate  of  3%
for the first 20 years followed by 2% for the remaining 20 years.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED

1.   ACCOUNTING POLICIES continued

Commercial reserves of oil and gas

Commercial reserves used in the unit of production calculations are proven and probable reserves. Reserves are based on estimates provided by the operators.

Abandonment costs

Provision is made on a unit of production basis for the abandonment of oil and gas production facilities, calculated field-by-field using the same reserve quantities as are used for depreciation purposes. The estimated costs, based on price levels at the balance sheet date, are computed on the assumption that the facilities will be fully removed where appropriate and are based on estimates provided by the operators. It is assumed that certain abandonment costs will be allowable for petroleum revenue tax and corporation tax purposes when incurred.

Effects of changing estimates

The effects of changes in estimated costs or other factors affecting oil and gas unit of production calculations for depreciation and abandonment costs are dealt with prospectively over the estimated remaining commercial reserves of each field.

Ceiling test of oil and gas assets

Ceiling tests are carried out at least annually and provision is made for any permanent impairment where the net book amount of capitalised expenditure, less provisions for future abandonment costs and royalties, exceeds the estimated future undiscounted net revenues using prices and cost levels ruling at the balance sheet date.

Over and underlifts

The quantities of oil and other hydrocarbons lifted may differ from the equity share of production giving rise to over or underlifts. Overlifts are included in accruals whilst underlifts are included in debtors, both being valued at the year end spot or prevailing contract price. Any adjustment for over or underlift is reflected in cost of sales.

Petroleum revenue tax

Provision is made for petroleum revenue tax over the expected life of each field on a unit of production basis taking into account the estimated benefit of uplift, oil allowance, exploration expenditure relief, safeguard and abandonment costs and using the relevant oil prices and cost levels prevailing at the balance sheet date.

Property clawback

Under a trust deed HM Government is entitled to a proportion of any property gain (above certain thresholds) accruing or treated as accruing to the Company as a result of disposals or deemed disposals. These arrangements will last until 31 March 2000. A provision in respect of property disposals is made only to the extent that it is probable that a liability will crystallise. Such a liability will crystallise when an actual or deemed disposal occurs.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


1.   ACCOUNTING POLICIES continued

Investments

Fixed asset investments are stated at cost less provision for permanent impairment in value, or at directors' valuation. Current asset investments are shown at cost or directors' valuation. Investments held in employee share option schemes are written down to the option price over the period from the grant of the option to the first date on which the options can be exercised.

Stocks and work in progress

Stocks are stated at the lower of cost and net realisable value as follows:

      Raw materials and goods for resale - purchase cost on an average price basis.

     Work in progress - cost of direct materials and labor plus attributable overheads based on the normal level of activity less progress payments on short-term contracts.

     Net realisable value is based on estimated selling price less further costs expected to be incurred to completion and disposal.

Research and development

Expenditure on research and development is written off to the profit and loss account in the period in which it is incurred, except that development expenditure incurred on an individual project is carried forward when its future recoverability can reasonably be regarded as assured. Any expenditure carried forward is amortised in line with the expected future benefits from the related project.

Deferred taxation

Deferred taxation is provided using the liability method on all timing differences to the extent that they are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse. Deferred tax assets are only recognised if recovery is reasonably certain.

Pensions

The Group contributes to the Electricity Supply Pension Scheme and contributions to the scheme are charged to the profit and loss account.
The capital cost of ex gratia and supplementary pensions is normally charged to the profit and loss account in the period in which they are granted. Variations in pension cost, which are identified as a result of actuarial valuations, are amortised over the average expected remaining working lives of employees in proportion to their expected payroll costs. Differences between the amounts funded and the amounts charged to the profit and loss account are treated as either provisions or prepayments in the balance sheet.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED

2.                       TURNOVER AND SEGMENTAL ANALYSIS

The Group operates in four principal areas of activity, that of the distribution, supply and generation of electricity, and retailing, all in the United Kingdom. The distribution, supply and generation activities are treated as separate businesses under the Public Electricity Supply License granted to the Company in 1990.

Turnover, all of which is in respect of continuing activities and sales to United Kingdom customers, Group profit on ordinary activities before taxation and net assets are analysed below:

                                        Year ended at 31 March 1996

                    Distribution   Supply  Generation  Retailing  Other    Other     Total
                                                                 Trading
                                                               Activities

TURNOVER              pound m      pound m     pound m    pound m   pound m  pound m  pound m
Total sales             240.7       798.5       1.0       54.1      158.9     57.6   1,310.8
Inter-segment sales    (205.8)       (1.8)     (0.3)      (8.1)    (142.3)   (50.3)   (408.6)
                      --------     -------     -----      -----    ------    ------  --------
Sales to third parties   34.9       796.7       0.7       46.0       16.6      7.3     902.2
                      ========     =======     =====      =====    ======    ======  ========
PROFIT BEFORE TAXATION

Segment profit           79.7       (43.6)     (1.4)       3.9        2.8     14.0      55.4

Profit on disposal of
 fixed assets             1.0           -         -          -          -     24.3      25.3
Exceptional shareholder
 costs                      -           -         -          -          -    (15.7)    (15.7)
Group share of profit/
 (loss) before taxation of
 associated undertakings    -           -      (0.5)         -        1.1         -      0.6

Investment income           -           -       6.6          -          -      91.9     98.5

Net interest                -           -         -          -          -     (13.3)   (13.3)
                       ------      -------    ------     ------      ----     ------   ------
Profit on ordinary activities
 before taxation         80.7       (43.6)      4.7        3.9        3.9     101.2    150.8
                       =======     =======    ======     ======     =====     ======   ======
NET ASSETS

Total net assets
 by segment             386.6       (4.1)      42.9       32.6       32.5     (214.9)  275.6
                       ======       =====      ====       ====       =====     ======  =====

                  NORTHERN ELECTRIC plc AND SUBSIDIARIE

                      NOTES TO THE ACCOUNTS CONTINUED


2.                       TURNOVER AND SEGMENTAL ANALYSIS (continued)

                                    Year ended and at 31 March 1995

                    Distribution  Supply  Generation  Retailing  Other  Other  Total
                                                                Trading
                                                               Activities

                         pound m  pound m    pound m    pound m pound m pound m pound m
TURNOVER
Total sales              260.1    982.9       1.2       57.0    13.9     38.5 1,353.6
Inter-segment sales     (227.3)    (2.1)     (0.4)      (7.6)   (0.5)   (34.9) (272.8)
                        -------------------------------------------------------------
Sales to third parties    32.8    980.8       0.8       49.4    13.4      3.6 1,080.8
                         =====    =====      ====      =====    =====   ===== =======
PROFIT BEFORE TAXATION

Segment profit            98.8     24.9      (0.5)       3.5     1.2      8.2   136.1

Profit on disposal of
 fixed assets              0.6        -         -          -      -       3.4     4.0
Exceptional shareholder
 costs                       -        -         -          -      -     (15.1)  (15.1)
Group share of profit/(loss)
 before taxation of associated
 undertakings                -        -      (1.0)         -     1.1        -     0.1

Investment income            -        -       6.3          -       -     13.2    19.5

Net interest                 -        -         -          -       -     (3.9)   (3.9)
                         -------------------------------------------------------------
Profit on ordinary activities
 before taxation          99.4     24.9       4.8        3.5     2.3      5.8   140.7
                         =====    =====      ====      =====    =====   =====   =====
NET ASSETS

Net assets by segment    376.5     34.0      42.9       41.2     1.1    (49.4)  446.3

Group share of the
 net assets of associated
 undertakings                -        -         -         -     10.2        -    10.2
                         ------------------------------------------------------------
Total net assets         376.5     34.0      42.9      41.2     11.3    (49.4)  456.5
                         =====    =====      ====     =====    =====    =====  ======

                  NORTHERN ELECTRIC plc AND SUBSIDIARIES

                      NOTES TO THE ACCOUNTS CONTINUED


2.                       TURNOVER AND SEGMENTAL ANALYSIS (continued)

                                       Year ended and at 31 March 1994

                           Distribution  Supply  Generation  Retailing  Other  Other   Total
                                                                       Trading
                                                                      Activities

                              pound m    pound m    pound m   pound m  pound m  pound m pound m
TURNOVER
Total sales                     250.6     957.6       0.6      52.2     8.8     44.2   1,314.0
Inter-segment sales            (229.8)     (1.7)     (0.1)     (8.8)   (1.1)   (42.0)   (283.5)
                               ----------------------------------------------------------------
Sales to third
 parties (ii) (iii)              20.8     955.9       0.5      43.4     7.7      2.2   1,030.5
                                =====     =====      ====     =====    =====   =====   =======
PROFIT BEFORE TAXATION

Segment profit                   97.3       5.8      (0.6)      2.7     0.3      8.8     114.3

Profit on disposal of fixed
 assets                           0.4         -         -         -       -        -       0.4

Investment income                   -         -       5.4         -       -     12.2      17.6

Net interest                        -         -         -         -       -     (3.6)     (3.6)
                               -----------------------------------------------------------------
Profit on ordinary activities
 before taxation (ii)            97.7       5.8       4.8       2.7     0.3     17.4     128.7
                                =====     =====      ====     =====    =====   =====     =====
NET ASSETS

Net assets by segment           339.3     (15.2)     39.5      33.1     1.6     85.0     483.3

Group share of the net assets
 of associated undertakings         -         -         -         -       -     10.7      10.7
                               -----------------------------------------------------------------
Total net assets                339.3     (15.2)     39.5      33.1     1.6     95.7     494.0
                                =====     =====      ====     =====    =====   =====     ======

(i) Other comprises business support units, and unallocated items including investments, financing, dividends and taxation. The other Trading Activities reflect the change in Group Structure effective from 1 April 1995 and include the Group's engineering, gas and energy marketing activities.

(ii) Supply's turnover in 1996 is net of a 67.1m pound customer rebate in consequence of the flotation of the National Grid Group plc. Segment profit in 1996 is net of 61.0m pounds reflecting the reduction in cost of sales owing to abatement of the non-fossil fuel levy. (Note 6)

(iii) Distribution's turnover in 1996 reflects an overrecovery of 2.9m pounds (1995 - 4.1m pound underrecovery, 1994 - 0.5m pound overrecovery). Supply's turnover reflects a net increase in the overrecovery of 0.1m pounds (1995 - 9.2m pound reduction in overrecovery, 1994 - 4.9m pound reduction in overrecovery).

At 31 March 1996 the cumulative underrecovery in the distribution business was 2.0m pounds (1995 - 4.9m pound underrecovery) and in the supply business the cumulative overrecovery was 7.2m pounds (1995 - 7.1m pound overrecovery).


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


3.                         INCOME FROM FIXED ASSET INVESTMENTS

                                             Year ended 31 March
                                              1996    1995   1994
                                             pound m pound m poound m

Exceptional dividends received from The
 National Grid Group plc (Note 6)             69.5     -       -
Tax credit attributable to exceptional
 dividends (Note 9)                           14.1     -       -
Ordinary dividends receivable from The
 National Grid Group plc                       4.5  10.6     9.7
Tax credit attributable to ordinary
 dividends (Note 9)                            1.2   2.6     2.5
Dividends received by Northern Electric
 Share Scheme Trustee Limited                  2.6     -       -
                                            ---------------------
                                              91.9  13.2    12.2
Interest receivable from Teesside
 Power Limited                                 6.6   6.3     5.4
                                            ---------------------
Amount included in profit and loss account    98.5  19.5    17.6
                                              ====  ====    ====


4.                                                NET INTEREST
                                               Year ended 31 March
                                               1996   1995   1994
                                             pound m  pound m pound m
Interest payable:

On loans and overdrafts wholly
 repayable within five years                  (8.7)   (8.0)  (0.3)
On long-term loans repayable in
 whole or in part after five years            (8.0)      -   (7.0)
                                               ====   ====   ====
Total interest payable                        (16.7) (8.0)   (7.3)
Interest receivable                             3.4   4.1     3.7
                                            -----------------------
                                              (13.3) (3.9)   (3.6)
                                               ====   ====  ====

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


5.  OPERATING PROFIT                  Cost of  Distribution  Administrative
(i) This is stated after charging:     Sales      Costs        Expenses   Total
                                      pound m    pound m       pound m   pound m
Year ended 31 March 1996
Staff costs (Note 7)                     3.9       29.9           34.7     68.5
Restructuring costs (Note 7)               -          -           13.5     13.5
Research and development expenditure       -          -            0.5      0.5
Depreciation                             0.5       18.2            9.5     28.2
Exceptional depreciation on
 non-operational property                  -          -            2.4      2.4
Rental of land and buildings               -          -            3.4      3.4
Hire of plant and machinery                -        2.0              -      2.0
Hire of computer equipment                 -          -            1.8      1.8
Auditors' remuneration - audit services    -          -            0.1      0.1
                       - other services    -          -            0.2      0.2
                                       =====      =====          =====    =====
Year ended 31 March 1995
Staff costs (Note 7)                     3.4       31.8           44.0     79.2
Restructuring costs (Note 7)               -          -           19.8     19.8
Research and development expenditure       -        0.1            0.9      1.0
Depreciation                             0.2       18.7            7.7     26.6
Depreciation credit on re-lifting
 key meters                                -       (1.6)             -     (1.6)
Rental of land and buildings               -          -            3.5      3.5
Hire of plant and machinery                -        1.9              -      1.9
Hire of computer equipment                 -          -            2.2      2.2
Auditors' remuneration - audit services    -          -            0.1      0.1
                       - other services    -          -            0.2      0.2
                                        =====     =====          =====     ====
Year ended 31 March 1994
Staff costs (Note 7)                     4.4       33.0           46.2     83.6
Restructuring costs (Note 7)               -          -            6.9      6.9
Research and development expenditure       -        0.1            1.0      1.1
Depreciation                             0.2       16.9            7.0     24.1
Rental of land and buildings               -          -            3.5      3.5
Hire of plant and machinery                -        1.6              -      1.6
Hire of computer equipment                 -          -            1.9      1.9
Auditors' remuneration - audit services    -          -            0.1      0.1
                       - other services    -          -            0.1      0.1
                                        =====     =====          =====    =====

In addition to the auditors' remuneration for other services, there are fees payable of 0.2m pounds (1995 - 0.6m pounds) included within the exceptional shareholder costs of 15.7m pounds (1995 - 15.1m pounds).

(ii) Reconciliation of operating profit to net cash inflow from operating activities:
                                               Year ended 31 March
                                              1996    1995     1994
                                              pound m pound m pound m
Operating profit                              56.0    136.2   114.3
Exceptional shareholder costs                 (9.1)   (15.1)      -
Share of losses of associated undertakings    (0.6)    (0.1)      -
Depreciation charges                          30.6     25.0    24.1
Increase/(decrease) in provisions              3.4     (8.3)   (2.8)
(Increase)/decrease in stocks                 (2.3)     0.5    (0.6)
Decrease/(increase) in debtors                52.3    (37.0)   (8.5)
Increase/(decrease) in creditors               9.3    (17.5)   50.5
                                             -----    ------   -----
Net cash inflow from operating activities    139.6     83.7   177.0
                                             =====    =====   =====

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


6.  EXCEPTIONAL ITEMS  Year ended 31 March

                                                    1996     1995    1994
                                                    pound m pound m pound m
Recognised in arriving at operating profit:
Customer rebate in consequence of the flotation of
 The National Grid Group plc                       (67.1)      -     -
Reduction in fossil fuel levy                        6.1       -     -
                                                   ------    ---   ----
Effect on gross profit                             (61.0)      -     -
                                                   ------    ---   ----
Recognised below operating profit:
Professional expenses incurred in respect of
 the flotation of The National Grid Group plc       (1.1)      -     -
Expenses incurred in respect of share option
 compensation                                      (10.8)      -     -
Expenses incurred in respect of the shareholder
 package                                            (3.8)  (15.1)    -
                                                   ------  ------  ----
Exceptional shareholder costs charged to
 profit and loss account                           (15.7) (15.1)     -

Profit on sale of fixed assets                      24.1    3.4      -
Specie dividend paid to Northern Electric
 Share Scheme Trustee Limited                        2.6      -      -
Dividends received from The National Grid
 Group plc (Note 3)                                 83.6      -      -
                                                  ------   -----   ----
                                                    94.6  (11.7)     -
                                                  ------   -----   ----
Effect on profit before tax                         33.6  (11.7)     -
Taxation effect of above (Note 9)                  (28.2)     -      -
Advance corporation tax written off (Note 9)       (20.2)     -      -
                                                  ------  -----    ----
Effect on earnings                                 (14.8) (11.7)     -
Dividends paid (Note 10)                          (391.6)     -      -
                                                  ------- -----    -----
                                                  (406.4) (11.7)     -
                                                  ======  =====    =====


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


7.  STAFF COSTS
                                           Year ended 31 March
                                          1996     1995    1994
                                         pound m   pound m  pound m
Salaries                                   79.5     83.5    84.9
Social security costs                       6.2      7.1     7.4
Other pension costs                         8.9     10.6    10.7
Release of Barber v Guardian
 Royal Exchange provision                  (5.5)       -       -
                                       --------------------------
                                           89.1    101.2   103.0
Less: charged as capital expenditure       20.6     22.0    19.4
                                       --------------------------
                                           68.5     79.2    83.6
Add: restructuring costs                   13.5     19.8     6.9
                                       --------------------------
Charged to profit and loss account         82.0     99.0    90.5
                                          =====    =====   =====

The salaries and social security costs are before charging those elements of income tax and national insurance contributions borne by the Group and included in the share option compensation referred to in Note 6.

The average number of employees during the year was:

                                       Year ended 31 March
                                         1996    1995    1994
                                       Number   Number  Number
Electricity                            2,844   3,235    3,500
Retail                                   606     650      645
Other                                    432     571      569
                                    ---------------------------
                                       3,882   4,456    4,714
                                        =====   =====    =====

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


8.  DIRECTORS' REMUNERATION

                                         Year ended 31 March
                                          1996    1995      1994
Chairman                               pound 000  pound 000 pound 000
Executive directors' remuneration          141     185     187
Performance-related bonuses                 30      45      21
                                      ---------------- -------
                                           171     230     208
Pension costs - funded scheme               41      25      25
              - unfunded arrangement        84      77      70
                                      ---------------- -------
Total remuneration                         296     332     303
                                          ====    ====    ====
Chief Executive (i)
Executive directors' remuneration          200     175
Performance-related bonuses                 43      40
                                      ----------------
                                          243      215
Pension costs - funded scheme              58       24
              - unfunded arrangement       73       74
                                      ----------------
Total remuneration                         374     313
                                          ====    ====

(i) Amounts relating to the Chief Executive for 1994 were not required to be disclosed.

All directors
Non-executive directors' fees               60      53      53
Executive directors' remuneration          740     704     641
Performance-related bonuses                155     164      71
                                      ---------------- -------
                                           955     921     765
Pension costs - funded scheme              211      95      87
         - unfunded arrangement            170     151     134
                                      ---------------- -------
Total remuneration                       1,336   1,167     986
Payment on retirement of executive
 director                                   94       -       -
                                      ---------------- -------
                                         1,430    1,167     986
                                         =====    =====    ====

The additional payment in 1996 was in respect of Alan Groves and included benefits in kind of 14,000 pounds being the market value of his company car given to him on his retirement from executive office in August 1995.

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


8. DIRECTORS' REMUNERATION continued

The number of directors with emoluments, excluding pension contributions, within the bands stated were:

                                     Year ended 31 March
                                     1996      1995       1994
                                    Number    Number     Number

  pound          5,001 -  10,000          -         2          -
  pound         15,001 -  20,000          3         2          3
  pound         90,001 -  95,000          1         -          -
  pound        100,001 - 105,000          1         -          1
  pound        115,001 - 120,000          -         -          1
  pound        120,001 - 125,000          -         -          1
  pound        125,001 - 130,000          -         1          -
  pound        135,001 - 140,000          1         -          -
  pound        145,001 - 150,000          1         2          -
  pound        160,001 - 165,000          -         -          1
  pound        170,001 - 175,000          1         -          -
  pound        205,001 - 210,000          -         -          1
  pound        215,001 - 220,000          -         1          -
  pound        225,001 - 230,000          -         1          -
  pound        240,001 - 245,000          1         -          -


The Chief Executive was the highest paid director in 1996 ( 1995 and 1994- Chairman)

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


9.  TAX ON PROFIT ON ORDINARY AND EXCEPTIONAL ACTIVITIES

                                                    Year ended 31 March
                                                    1996   1995    1994
                                                 pound m  pound m  pound m
Tax on profit for the year:

Corporation tax at 33% (1995 - 33%)                 47.4   32.4    19.4
Provision for payment for consortium relief          2.3    3.2    11.2
Tax credits attributable to dividends received      15.3    2.6     2.5
Surplus advance corporation tax written off         20.2      -       -
Corporation tax under/(over) provided in
 previous years                                      1.8   (7.4)   (6.3)
                                                 -----------------------
                                                    87.0   30.8    26.8
Deferred tax                                        (4.9)   6.2     3.6
                                                 -----------------------
                                                    82.1   37.0    30.4
Tax on profits from associates                       0.9    0.5     -
                                                 -----------------------
Tax charge                                          83.0   37.5    30.4
                                                    ====   ====    ====

In arriving at the tax charge, it has been assumed that shareholder value costs and The National Grid Group plc flotation costs are disallowable expenses.

The   tax  effect  in  the  profit  and  loss  account  relating   to   the
exceptional  items  recognised  before  operating  profit  was   a   credit
of 20.1m pounds (1995 and 1994 - Nil).

The overall tax effect on the Group of the exceptional items was an additional charge to corporation tax of 48.4m pounds (1995 and 1994
- Nil) including advance corporation tax written off of 20.2m pounds (1995 and 1994 - Nil).

Deferred   tax   has   been   provided   on   interest   receivable    from
Teesside Power Limited and on the dividends receivable from Northern Electric Insurance Services Limited. A deferred tax asset has been created on deferred income received and interest payable within Northern Electric Finance plc.

The   tax   charge   has  been  reduced  by  5.5m pounds  (1995 - 11.0m pounds,
1994 - 11.5m pounds)   being   the   effect   of  timing  differences   for
which no provision  has been made.  Potential  deferred  tax  liabilities, for
which   no   provision  has  been  made,  computed  at   the   current   of
corporation tax of 33% (1995 - 33%), are as follows:

                                                           31 March
                                                        1996     1995
                                                      pound m    pound m

Capital allowances in excess of depreciation            66.1     66.9
Other timing differences                                49.6     43.3
                                                     -------- --------
                                                       115.7    110.2
Advance corporation tax written off                    (20.2)       -
                                                     -------- --------
                                                        95.5    110.2
                                                        ====    =====

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED

10.  DIVIDENDS

                                            Year ended 31 March
                                  1996   1995 (i) 1994   1996    1995  1994
                                pence   pence    pence  pound m pound m pound m
Preference dividend for period
 to 31 March 1996                 4.47      -         -    4.9     -     -
                                  ====   ====       ====  ==== =====  =====
Interim dividend on ordinary
 shares paid                     12.00  10.85      7.40   11.9  10.7    9.1
Final dividend on ordinary
 shares proposed                 27.90  26.45     17.45   27.9  26.1   21.6
                               --------------------------------------------
                                 39.90  37.30     24.85   39.8  36.8   30.7
                               --------------------------------------------
Exceptional dividend on ordinary shares
 paid in September 1995 (ii)    113.04      -         -  110.4    -       -
Specie dividend on flotation of
 The National Grid Group plc    221.49      -         -  219.0    -       -
Exceptional dividend on ordinary
 shares paid in January 1996     63.50      -         -   62.2    -       -
                               --------------------------------------------
                                398.03      -         -  391.6    -       -
                               --------------------------------------------
Total dividends paid and payable to
 ordinary shareholders (iii)   437.93   37.30     24.85  431.4 36.8    30.7
                               ======   =====     =====  ===== ====   =====


(i)    The dividend per share for 1995 was 33.00 pence (1994 -
  24.85 pence) which, after adjustment for share consolidation, is equivalent to 37.30 pence (1994 - 28.09 pence).
(ii) The exceptional dividend of 100.00 pence paid in September 1995 is equivalent to 113.04 pence after adjustment for consolidation.
(iii) Dividends of 2.1m pounds were waived by Northern Electric Share Scheme Trustee Limited in 1996.

11.  EARNINGS PER ORDINARY SHARE

The  calculation  of  basic  earnings  per  ordinary  share  is  based   on
earnings,  after  deducting  preference  dividend,  of  62.9m pounds  (1995 -
103.2m pounds, 1994 - 98.3m pounds)  and  on  98,323,626  ordinary   shares,
being the  weighted average  number of  shares  in  issue  during  the year
(1995-117,651,149,   1994-123,184,663,   adjusted   on   consolidation   to
1995-104,074,206,    1994-112,472,953),    excluding    those    held    by
Northern   Electric  Share  Scheme  Trustee  Limited   which   has   waived
rights   to   dividends.    The   calculation   of   earnings   per   share
excluding net exceptional charges of 14.8m pounds (1995 - 11.7m pounds, 1994 - Nil) is included to give a fairer indication of the underlying performance of the Group in the year.

                  NORTHERN ELECTRIC plc AND SUBSIDIARIES

                      NOTES TO THE ACCOUNTS CONTINUED


12.  TANGIBLE FIXED ASSET

                       Distribution  Oil and gas    Non-    Fixtures  Vehicles      Deduct:    Total
                          System        assets  operational   and     and mobile   Consumers'
                                                 land and   equipment   plant    contributions
                                                 buildings
                         pound m       pound m   pound m     pound m    pound m   pound m      pound m
COST:
At 1 April 1993             630.6           -       40.4       48.7        20.1     (158.0)     581.8
Reclassification of assets   (6.0)          -       (1.5)       7.6        (0.1)         -          -
Additions                    53.2           -       (0.1)      12.0         3.0      (13.5)      54.6
Disposals                    (4.1)          -       (0.1)      (0.1)       (0.6)       0.3       (4.6)
                           -------------------------------------------------------------
At 1 April 1994             673.7           -       38.7       68.2        22.4     (171.2)     631.8
Reclassification of assets    2.2           -          -       (2.2)          -          -          -
Additions                    60.5           -          -        6.5         3.4      (13.2)      57.2
Disposals                    (3.9)          -       (0.8)      (0.4)       (1.6)       0.3       (6.4)
                           -------------------------------------------------------------
At 1 April 1995             732.5           -       37.9       72.1        24.2     (184.1)     682.6
Additions                    50.4        33.7          -        3.5         0.9      (12.6)      75.9
Disposals                    (5.2)          -          -       (5.8)       (2.0)       0.7      (12.3)
                           -------------------------------------------------------------
At 31 March 1996            777.7        33.7       37.9       69.8        23.1     (196.0)     746.2
                           -------------------------------------------------------------
DEPRECIATION:
At 1 April 1993             219.0           -        6.9       26.0         9.4      (41.0)     220.3
Reclassification of assets   (1.4)          -          -        1.4           -          -          -
Provided during the year     18.0           -        0.7        7.7         2.3       (4.6)      24.1
Disposals                    (4.1)          -          -       (0.1)       (0.6)       0.3       (4.5)
                           -------------------------------------------------------------
At 1 April 1994             231.5           -        7.6       35.0        11.1      (45.3)     239.9
Reclassification of assets    1.4           -          -       (1.4)          -          -          -
Provided during the year     18.9           -        0.8        8.2         2.1       (5.0)      25.0
Disposals                    (3.9)          -       (0.1)      (0.4)       (1.3)       0.3       (5.4)
                           -------------------------------------------------------------
At 1 April 1995             247.9           -        8.3       41.4        11.9      (50.0)     259.5
Provided during the year     22.0           -        3.0        8.7         2.4       (5.5)      30.6
Disposals                    (5.2)          -          -       (5.8)       (1.7)       0.7      (12.0)
                           -------------------------------------------------------------
At 31 March 1996            264.7           -       11.3       44.3        12.6      (54.8)     278.1
                            =====        ====      =====       ====        ====      =====      =====
Net book value at
 31 March 1996              513.0        33.7       26.6       25.5        10.5     (141.2)     468.1
                            =====        ====      =====       ====        ====      =====      =====
Net book value at
 31 March 1995              484.6           -       29.6       30.7        12.3     (134.1)     423.1
                            =====        ====      =====       ====        ====      =====      =====
Net book value at
 31 March 1994              442.2           -       31.1       33.2        11.3     (125.9)     391.9
                            =====        ====      =====       ====        ====      =====      =====
Assets in the course of construction included:
At 31 March 1996             10.5         5.4          -          -           -          -       15.9
                            =====        ====      =====       ====        ====      =====      =====
At 31 March 1995             10.3           -          -          -           -          -       10.3
                            =====        ====      =====       ====        ====      =====      =====
At 31 March 1994              1.6           -          -        0.7           -          -        2.3
                            =====        ====      =====       ====        ====      =====      =====

The depreciation charge was 30.6m pounds (1995 - 25.0m pounds, 1994 - 24.1m pounds) before taking account of profit from disposals of 1.2m pounds (1995 - 4.0m pounds, 1994 - 0.4m pounds).The depreciation charge for 1995 includes an exceptional credit of 1.6m pounds following a reassessment which extended the economic lives of key meters from five to ten years.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


12.           TANGIBLE FIXED ASSETS continued

The net book value of non-operational land and buildings comprises:

                                                      31 March
                                                     1996    1995
                                                    pound m  pound m

Freehold                                             23.1   24.6
Long leasehold                                        3.4    4.9
Short leasehold                                       0.1    0.1
                                                    -----   ----
                                                     26.6   29.6
                                                    =====   ====
The total of land which is not depreciated is:        3.7    3.6
                                                    =====   ====

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


13. INVESTMENTS
                          Associated undertakings  Other undertakings  Total
                               Shares   Loans        Shares   Loans
                               pound m  pound m      pound m  pound m  pound m
Cost:
At 1 April 1993                     -      -           56.5   31.5      88.0
Additions                         5.0    5.7            2.0      -      12.7
Disposals                           -      -              -      -         -
                                ------  -----          -----   ----    -----
At 1 April 1994                   5.0    5.7           58.5   31.5     100.7
Restatement of opening position on change to
   associate (ii) status          1.0     -            (1.0)     -         -
Additions                         1.7     -             4.2    0.4       6.3
Share of losses in associated
 undertakings                    (0.4)    -               -      -      (0.4)
Goodwill written off             (2.0)  (0.8)             -      -      (2.8)
                                ------  -----         -----   ----     -----
At 1 April 1995                   5.3    4.9           61.7   31.9     103.8
Share of losses in associated
 undertakings                    (0.2)     -              -      -      (0.2)
Acquisition of controlling
 interest in associate (iii)     (6.3)  (4.9)             -      -     (11.2)
Additions                           -      -           12.4    1.0      13.4
Revaluation of investment in
 The National Grid Group plc (iv)   -      -          171.4      -     171.4
Revaluation of investment in
 First Hydro Limited (iv)           -      -           10.9      -      10.9
Revaluation of associated
 undertaking's assets             1.2      -              -      -       1.2
Disposals (v)                       -      -         (244.2)     -    (244.2)
                                 -----   -----         -----   ----   -------
At 31 March 1996                    -      -           12.2   32.9      45.1
                                 =====   =====         =====  =====   =======

-------------------------------------------
(i)    All investments are unlisted securities.
(ii) Following the increases in 1995 in the shareholding in Combined Power Systems Limited to 29.95% this company is now accounted for as an associate and the shareholding at 1 April
  1994 (1.0m pounds) was restated under the associates column.
(iii) Following the increase in the shareholding in Sovereign Exploration Limited to 100% on 31 December 1995, this company is now fully consolidated as a subsidiary.
(iv)   In the year ended 31 March 1996 the investment in The
  National Grid Group plc (NGG) was increased by 11.2m pounds and then revalued by the directors to its flotation value of 226.6m pounds prior to its distribution to Northern Electric plc shareholders as a specie dividend. The residual investment in First Hydro Limited was revalued by the directors to 17.6m pounds on 1 April 1995.
(v)    The disposals comprise the specie dividend of NGG shares
  226.6m pounds and the sale of First Hydro Limited 17.6m pounds.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


13. INVESTMENTS continued

On  31  December  1995,  the  Group acquired  from  Neste  Oy  the  balance
of   the   ordinary  shares  of  Sovereign  Exploration  Limited,   thereby
increasing   its   investment   to  100%  of  Sovereign's   nominal   share
capital.   The   purchase   consideration  was   11.2m pounds,   comprising
5m pounds for   the  ordinary  shares,  5m pounds  for  loan  notes  of 1 pound nominal value and 1.2m pounds  in  respect  of  accrued  interest,  paid  to
Neste.  At  the same   time   a   capital   reconstruction  was   effected
by  Sovereign involving   the   issue   of   an   additional   10,000,000
1 pound ordinary shares to the  Group  in  consideration  of  the  conversion
of the 10m pound loan   notes   into   equity   capital.   On   18   January
1996, Sovereign   issued   to   the  Group  a  further  3,204,000   1 pound
ordinary shares in consideration   for  the  repayment of 3.2m pounds short-term
loans.   The   investment  in  Sovereign  Exploration  Limited   has   been
included  in  the  balance  sheet  at  its  fair  value  at  the  date   of
acquisition and an analysis of the acquisition is given below:

                                Book value      Adjustments          Fair value
                                            Revaluation Loan notes    to Group
                                 pound m      pound m    pound m       pound m
Net assets at date of acquisition:
Tangible fixed assets              31.6          2.4         -           34.0
Debtors                             1.4            -         -            1.4
Cash                                0.3            -         -            0.3
Creditors due within one year      (5.3)           -         -           (5.3)
Creditors due after one year      (14.6)           -      10.0           (4.6)
Provisions                         (3.4)           -         -           (3.4)
                                 -------      ------    ------           -----
Net assets                         10.0          2.4      10.0           22.4
                                 =======      ======    ======           =====

Existing carrying value of Sovereign Exploration Limited as an
associate                                                               (11.2)
                                                                        ------
                                                                         11.2
                                                                        ======
Discharged by:
Cash purchase of remaining 5,000,000 1 pound ordinary shares,
5,000,000 1 pound loan notes and 1.2m pounds accrued interest from Neste
                                                                         11.2

Sovereign Exploration Limited was acquired on 31 December 1995, the end of its financial year, and became a subsidiary from that date. Thus, the acquisition had no effect on the Group's cash flows for the year. The cash flows in respect of the purchase of Sovereign Exploration Limited were as follows:

                                                                   pound m
Cash in Sovereign Exploration Limited at date of acquisition         0.3
Loans in Sovereign Exploration Limited at date of acquisition       (4.6)
Cash consideration                                                 (11.2)
                                                                   ------
Net cash outflow on acquisition of subsidiary undertaking          (15.5)
                                                                   ======

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


13.  INVESTMENTS continued

Sovereign Exploration Limited incurred an after tax loss in the year ended 31 December 1995 of 0.4m pounds (1994 - 0.4m pounds profit). The summarised profit and loss account for the period from 1 January
1995 to 31 December 1995, the date of acquisition, was as follows:

                                                         pound m
Turnover                                                   6.0
                                                         =====
Operating profit                                           2.3
                                                         =====
Profit before tax                                          1.3
Taxation                                                  (1.7)
                                                         ------
Loss for the year ended 31 December 1995                  (0.4)
                                                         =====

There were no recognised gains and losses in the year ended 31
December 1995 other than the loss of 0.4m pounds above and the unrealised gain on revaluation of 2.4m pounds.

Details of the principal investments of the Group are listed below.

                           Country of          Holding    Proportion
                           registration           of      of voting
                           (or incorporation)  ordinary   rights and   Nature of
Name of company            and operation       shares     shares held  business
-------------------------------------------------------------------------------
Associated undertakings

Held by Northern Electric subsidiaries:
-------------------------------------------------------------------------------
Combined Power Systems
 Limited                   England and        457,475     29.95%  Manufacturing
                           Wales              at 1 pound          power supply
                                                                  systems
-------------------------------------------------------------------------------
Fixed asset investments
Held by Northern Electric plc
-------------------------------------------------------------------------------
Teesside Power Limited     England and    26,923,176      15.4%  Generation of
                           Wales          at 1p                  electricity
-------------------------------------------------------------------------------
Ionica L3 Limited          England and        69,564      8.2%   Public
                           Wales              at 10p             telephony
                                                                 operator
-------------------------------------------------------------------------------
UK Data Collection
 Services Limited          England and      155,000       8.3%   Data collection
                           Wales            at 1 pound           agency
-------------------------------------------------------------------------------

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED

14. STOCKS

                                                      31 March
                                                    1996    1995
                                                pound m   pound m

Raw materials and consumables                      3.7     3.7
Work in progress                                   3.9     2.9
Finished goods and goods for resale                6.7     5.7
Payments on account                               (2.4)   (2.7)
                                                  -----   -----
                                                  11.9     9.6
                                                  =====  =====

The difference between the purchase price or production cost of stocks and their replacement cost is not material.

15.  DEBTORS

                                                      31 March
                                                    1996    1995
                                                 pound m    pound m
Amounts falling due within one year:

Trade debtors                                      7.7    65.1
Credit sales installments not yet due              7.1     9.1
Prepayments and accrued income                     3.5     1.3
Unbilled consumption                              87.5    73.2
Advance corporation tax recoverable               48.2     9.8
Other                                             31.4    28.3
                                                  ----    -----
                                                 185.4   186.8
Amounts falling due after more than one year:

Credit sales installments not yet due             20.9    33.4
Deferred tax                                       5.9     4.8
                                                  ----   -----
Total debtors                                    212.2   225.0
                                                 =====   =====


16.  CURRENT ASSET INVESTMENTS
                                                     31 March
                                                   1996    1995
                                                 pound m  pound m

Listed equity investments                          5.7     7.0
Short-term deposits with banks                    38.8     0.5
Treasury stock                                     2.7     7.0
                                                  ----    -----
                                                  47.2    14.5
                                                  =====  =====

The listed investments include a direct holding of 883,959 shares
(1995 - 141,051 shares) in the Company of 3.9m pounds (1995 - 1.1m pounds), held by Northern Electric Share Scheme Trustee Limited as part of the Northern Electric Employees' Share Trust explained in Note 22.

The market value of the listed investments at 31 March 1996 was 10.2m pounds (1995 - 13.0m pounds).


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


17.  CASH AND CASH EQUIVALENTS 31 March
                                        1996    1995    Change
                                       ound m  pound m  pound m
Analysis of balances in Group balance sheet:
Cash at bank and in hand                34.9    20.4   14.5
Short-term investments                  37.1     0.0   37.1
Short-term borrowings                  (29.7)  (50.9)  21.2
                                  ---------------------------
                                        42.3   (30.5)  72.8
                                      =====   =====  =====
Investments with an original maturity
 date of more than three months         10.1    14.5   (4.4)
Provision made against value of
 employee share option trust assets
 to write down to option price           0.6    0.6     0.0
                                  ---------------------------
                                        10.7    15.1   (4.4)
                                       =====   =====  =====


                                        1995    1994   Change
                                     pound m   pound m pound m
Cash at bank and in hand                20.4    14.9    5.5
Short-term investments                   -      37.5  (37.5)
Short-term borrowings                  (50.9)    -    (50.9)
                                  ---------------------------
                                       (30.5)   52.4  (82.9)
                                      =====   =====  =====
Investments with an original maturity
 date of more than three months         14.5    34.7  (20.2)
Provision made against value of
 employee share option trust assets
 to write down to option price           0.6    0.4     0.2
                                  ---------------------------
                                        15.1    35.1  (20.0)
                                      =====   =====  =====

                                        1994    1993      Change
                                      pound m   pound m   pound m
Cash at bank and in hand                14.9     9.0        5.9
Short-term investments                  37.5    26.1       11.4
                                      ---------------------------
                                        52.4    35.1       17.3
                                       =====   =====      =====
Investments with an original maturity
 date of more than three months         34.7     6.3       28.4
Provision made against value of
 employee share option trust assets
 to write down to option price           0.4    0.2         0.2
                                     ---------------------------
                                        35.1     6.5       28.6
                                       =====   =====      =====


            NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


18.  CREDITORS:  amounts falling due within one year


                                               31 March
                                             1996    1995
                                           pound m   pound m
Loans and overdrafts (Note 20)               29.7    84.5
Payments received on account                  5.1    12.8
Trade creditors                              89.4    69.8
Corporation tax                              18.9    11.0
Advance corporation tax                      26.8     6.6
Consortium relief                               -     0.4
Other taxes and social security costs         4.3     3.1
Other creditors                              11.5     7.7
Accruals and deferred income                  3.2     0.9
Dividends accrued and proposed (Note 10)     32.8    26.1
                                         ------------------
                                            221.7   222.9
                                            =====   =====

19.  CREDITORS:  amounts

falling due after more than one year
                                          31 March
                                        1996    1995
                                      pound m  pound m
Loans (Note 20)                        257.1    61.5
Deferred tax                             7.0     2.8
Consortium relief                       21.5    19.1
Other creditors                          -       0.5
                                    ------------------
                                       285.6    83.9
                                       =====   =====

20.  BORROWINGS

                                                    31 March
                                                  1996    1995
                                                pound m   pound m
Analysis of borrowings:
Not wholly repayable within five years            199.1      -
Wholly repayable between two to five years         58.0    61.5
Wholly repayable within one year                   29.7    84.5
                                               ------------------
                                                  286.8   146.0
                                                  =====   =====


The principal loans not wholly repayable within five years are bearer bonds, repayable in 100m pound tranches in 2005 and 2020, bearing interest at 8.625% and 8.875% respectively.

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED

Analysis of changes in borrowings during the year:

                                        Year ended 31 March
                                        1996    1995     1994
                                     pound m   pound m  pound m
At 1 April                             146.0    62.1   80.5
Net cash (outflow)/inflow  from
 cash and cash equivalents (Note 17)   (21.2)   50.9      -
Net cash (outflow)/inflow from
 borrowings                            162.0    33.0  (18.4)
                                  ---------------------------

At 31 March                            286.8   146.0   62.1
                                       =====   =====  =====

21.  PROVISIONS FOR LIABILITIES AND CHARGES

                           Regulatory    Pensions   Insurance  Restructuring   Other   Total
                           correction               claims
                           factor

                          pound m        pound m    pound m       pound m       pound m  pound m
At 1 April 1993             21.2           5.5         9.2          5.4          2.9     44.2
Utilised/paid in year      (21.2)            -        (0.4)        (4.0)        (0.5)   (26.1)
Transferred from/(to)
 profit and loss account    16.3           0.2         2.8          3.9          0.1     23.3
At 31 March 1994            16.3           5.7        11.6          5.3          2.5     41.4
                         ---------      ---------   ---------     --------     -------  ------
Utilised/paid in year      (16.3)            -        (0.7)        (5.3)        (0.7)   (23.0)
Transferred from/(to)
 profit and loss account     7.1           0.2         1.9          6.0         (0.5)    14.7
                         ---------      ---------   ---------     --------    -------  -----
At 31 March 1995             7.1           5.9        12.8          6.0          1.3     33.1
                        ----------      ---------   ---------     --------    -------   -----
Utilised/paid in year       (7.1)            -        (2.8)        (6.0)        (0.4)   (16.3)
Transferred from/(to)
 profit and loss account     7.2          (5.3)       (0.5)        13.5          4.8     19.7
                        ----------      ---------   ---------     --------    -------   -----
At 31 March 1996             7.2           0.6         9.5         13.5          5.7     36.5
                        ==========      =========   =========     ========    =======

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED

22.  SHARE CAPITAL

                                         31 March
                           1996       1995       1994    1996    1995    1994
                          Number     Number     Number  pound m  pound m pound m
                         (millions) (millions)  (millions)
Authorised
Equity--ordinary
 shares of 50p each          -        200.0       200.0        -   100.0  100.0
Equity--ordinary shares
 of 56 12/23p each       176.9            -           -    100.0       -      -
Non equity--cumulative
 preference shares
 of 1p each              115.0            -           -      1.2       -      -
                         -----        -----       -----    -----   -----  -----
                         291.9        200.0       200.0    101.2   100.0  100.0
                         =====        =====       =====    =====   =====  =====

Allotted, called up and
 fully paid
Equity - ordinary shares
 of 50p each                -        111.5        123.7       -     55.8   61.9
Equity - ordinary shares
 of 56 12/23p each      101.1            -            -    57.2        -      -
Non equity--cumulative
 preference shares
 of 1p each             111.7            -            -     1.1        -      -
                        -----       ------        -----   -----    -----  -----
                        212.8        111.5        123.7    58.3    545.8   61.9
                        =====       ======        =====   =====    =====  =====

On   11   September   1995   the  Company  issued  111,662,378   preference
shares of an aggregate  nominal  value  of  1.1m pounds  to  its  shareholders
as   a  bonus  issue  of  one  preference  share  for  every  one  ordinary
share   of   50p   held  as  at  16  August  1995.  Cumulative   preference
shares:

     (i)entitle holders, in priority to holders of all other classes of shares, to a fixed cumulative preferential dividend of 8.061p (net) per share per annum payable half -yearly in equal amounts on 31 March and 30 September;

     (ii)on a return of capital on a winding up, or otherwise, will carry the right to repayment of capital together with a premium of 99p per share and a sum equal to any arrears or accruals of dividend; this right is in priority to the rights of ordinary shareholders;

     (iii)carry the right to attend a general meeting of the Company, and vote if, at the date of the notice convening
        the   meeting,   payment  of  the  dividend  to  which   they   are
        entitled   is   six   months  or  more  in   arrears,   or   if   a
        resolution  is  to  be  considered  at  the  meeting  for   winding
        up the Company or abrogating, varying or modifying any of the special rights attaching to them; and,

     (iv)are   redeemable   in  the  event  of  the   revocation   by   the
        Secretary   of   State   of  the  Company's   Public    Electricity
        Supply License at the value given in (ii) above.

In September 1995 the share capital was consolidated on the basis of twenty three new 5612/23p ordinary shares for every twenty six 50p ordinary shares. Fractional shares arising as a consequence
of   the  consolidation  were  sold  by  the  Company  on  behalf  of   the
shareholders entitled to them and the proceeds of sale (net of expenses) were paid to those shareholders.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED

22. SHARE CAPITAL continued

At an Extraordinary General Meeting on 8 December 1995 shareholders approved the distribution of the benefit of the
Company's  holding  in  The  National  Grid  Group  plc  ("NGG")   by   way
of a dividend in specie. As a consequence, holders of the Company's ordinary shares received 1.07 NGG shares for each Northern Electric plc ordinary share held at 8 December 1995. Fractions of NGG shares were not transferred to shareholders but were aggregated and transferred to the employee share ownership trust. 3,698,479 NGG shares were retained by the Company for purchase by the Trustee of the Northern Electric Employee Share Trust to meet its obligations under the Company's share option schemes.

At    the    Group's    Annual   General   Meeting    in    August    1994,
shareholders  gave  approval  to  on-market  purchases  of  up  to  10%  of
its   shares  and  this  was  given  effect  on  21  September  1994   when
12,370,400   ordinary   shares,  with  an  aggregate   nominal   value   of
6.2m pounds,   were  purchased  for  a  consideration  of 101.6m pounds.  The special rights redeemable preference share held by the Secretary of State for Trade and Industry was redeemed at par by the Company on 30 March 1995.

At an extraordinary general meeting held on 15 February 1995, a special resolution to alter the Company's Articles of Association to remove the restriction limiting ownership of shares by a single shareholder to 15% was passed.

Employee Share Schemes

On   11   December   1995,   786,334  ordinary   and   795,067   preference
shares were transferred out of trust to employees under special arrangements made at the time of the Offer for Sale in November 1990.

On   8   and  15  August  1995  the  Trustee  exercised  its  option  under
the     agreement    to    acquire    500,000    and    1,088,500    shares
respectively  from  the  Bank  at  an aggregate  price of 6.3m pounds to meet
Northern    Electric   plc's   obligations   under   its    share    option
schemes.

As   at  3  June  1996  the  Company,  through  the  Trustee  held  858,135
(1995   -  1,716,920,  1994  -  1,642,653)  of  its  own  shares  in  trust on behalf of employees in connection with share option schemes.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED

22. SHARE CAPITAL continued

At   31   March  1996,  options  remained  outstanding  for  the   purchase
of shares as follows:

                          Option     Date of                      Number
                          price      Exercise                    of Shares
                          pound
To employees under the
 Sharesave Scheme         1.5683     1 March 1996                 146,071

                          2.7960     1 October 1997             1,030,987

To senior executives
 under the Executive
 Share Option Scheme      3.486      1 July 1995-July 2002         29,739

                          3.4861     July 1995-July 2002           65,560*


                          6.1745     January 1997-January 2004     228,649

                          6.1745     January 1997-January 2004      76,202

                          5.8788     July 1997 - July 2004         199,589

                          5.8788     July 1997 - July 2004          66,514*


                          6.3269     August 1997 - August 2004     156,244

                          6.3269     August 1997 - August 2004      52,053*


*In relation to these options, a second option was granted on the same date over the same number of Northern Electric plc shares at a price discounted by up to 15%. Each of these discounted options may be exercised in whole or in part from the fifth to the  tenth  anniversary  of  the  date  of  the  grant,  in  lieu  of,  but not in addition to, the higher priced option of the same pair and provided that Northern Electric plc achieves a growth in earnings per share over the five financial years from the financial year immediately prior to the date of grant which is at least 10% above the Retail Price Index growth for the same period.

In accordance with the rules of the Northern Electric Sharesave and Northern Electric Executive Share Option Schemes, the option price and number of options granted were adjusted for each grant with effect from 11 September 1995 following the bonus issue of preference shares by Northern Electric plc. The method of adjustment was approved by the Inland Revenue and certified by the Group's auditors to be fair and reasonable.

3,211,515   (1995  -  228,931,  1994-622,431)  ordinary   shares   with   a
nominal   value   of   1.8m pounds   (1995  -  0.1m pounds,   1994 - 0.3m
pounds) have been transferred to employees  and  senior  executives during the year under the share option schemes for an aggregate consideration of 6.8m pounds (1995 - 0.5m pounds, 1994 - 1.7m pounds). This includes new shares issued by the Company with a nominal value of 1.4m pounds (1995 - 0.1m
pounds,  1994 - Nil)   and   shares  transferred  from  Northern  Electric
Share Scheme Trustee Limited with a nominal value of 0.4m pounds (1995 and 1994 - Nil).

In   addition  2,444,060  (1995  and  1994  -  Nil)  NGG  ordinary   shares
with   a  nominal  value  of 0.2m pounds  (1995  and  1994  -  Nil)  have  been
issued   to  employees  and  senior  executives  under  the  share   option
schemes.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


22.  SHARE CAPITAL continued



                                           Year ended 31 March
                                          1996    1995   1994

Analysis of changes in share capital
 during the year:                       pound m  pound m pound m

At 1 April                                55.8   61.9    61.6
                                         -----  -----   -----
Issue of share capital                     4.1    0.5     1.7
Purchase of own shares                       - (101.6)      -
                                         -----  ------  -----
Net cash inflow/(outflow) from financing   4.1 (101.1)    1.7

Nominal value of shares transferred
 to capital redemption reserve              -    (6.2)      -
Premium on shares transferred to
 share premium account                   (2.7)   (0.4)   (1.4)
Premium on shares transferred from
 profit and loss reserves                   -   101.6       -
Preference shares issued                  1.1       -       -
                                        -----   -----   -----
At 31 March                              58.3    55.8    61.9
                                         =====  =====   =====

Analysis of changes in share premium during the year:
At 1 April                                1.8    1.4        -
Issue of preference share                (1.1)     -        -
Net cash inflow from financing            2.7    0.4      1.4
                                         -----  -----   -----
At 31 March                               3.4    1.8      1.4
                                         =====  =====   =====
Analysis of changes in capital redemption reserve during the year:
At 1 April                               6.2       -        -
Purchase of own shares                     -     6.2        -
                                        -----  -----    -----
At 31 March                              6.2     6.2        -
                                        =====  =====   =====

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED

23. MOVEMENT ON RESERVES AND RECONCILIATION OF SHAREHOLDERS' FUNDS

                                 Share   Share     Capital      Statutory  Revaluation  Profit        Total
                                Capital  Premium   Redemption   Reserve    Reserve      & Loss    Shareholders
                                         Account   Reserve                              Account       Funds
                                pound m  pound m   pound m      pound m    pound m      pound m       pound m
Total shareholders' funds
 at 1 April 1993                 61.6        -          -          0.3          -       362.8         424.7

Profit attributable to members      -        -          -            -          -        98.3          98.3
Dividends                           -        -          -            -          -       (30.7)        (30.7)
Transfer to statutory reserve (i)   -        -          -          0.2          -        (0.2)            -
Issue of ordinary shares          0.3      1.4          -            -          -           -           1.7
                            --------- ---------   ---------    ---------  ---------   ---------       ------

Total shareholders' funds at
 31 March 1994                  61.9       1.4          -          0.5          -       430.2         494.0

Profit attributable to members     -         -          -            -          -       103.2         103.2
Dividends                          -         -          -            -          -       (36.8)        (36.8)
Transfer to statutory reserve      -         -          -          0.5          -        (0.5)            -
Issue of ordinary shares         0.1       0.4          -            -          -           -           0.5
Purchase of own shares (ii)     (6.2)        -        6.2            -          -      (101.6)       (101.6)
Adjustment to goodwill on
 investments (iii)                 -         -          -            -          -        (2.8)         (2.8)
                            --------- ---------   ---------    ---------  ---------   ---------     ---------
Total shareholders' funds
 at 31 March 1995               55.8       1.8        6.2          1.0          -       391.7         456.5

Profit attributable to members     -         -          -            -          -        67.8          67.8
Dividends                          -         -          -            -          -      (217.3)       (217.3)
Issue of preference shares (iv)  1.1      (1.1)         -            -          -           -             -
Issue of ordinary shares         1.4       2.7          -            -          -           -           4.1
Revaluation of fixed asset
 investments (v)                   -         -          -            -      182.3           -         182.3
Reserves on acquisition of
 Sovereign Exploration Limited     -         -          -            -        1.2           -           1.2
Release of revaluation reserve
 on distribution (iv) & (v) in
 specie of shares in The
 National Grid Group plc           -         -          -            -     (169.9)      169.9             -
Distribution in specie of
 shares in The National (iv)
 & (v) Grid Group plc              -         -          -            -          -      (219.0)       (219.0)
Disposal of investment in First
 Hydro Limited (vi)                -         -          -            -      (10.9)       10.9             -
Transfer to statutory reserve      -         -          -          1.2          -        (1.2)            -
                            ---------   -------   ---------    ---------   --------- ---------      ---------
Total shareholders' funds
 at 31 March 1996               58.3       3.4        6.2          2.2        2.7       202.8         275.6
                              ======    ======      ======      ======     ======      ======         =====
Equity interests                                                                                      274.5
Non-equity interests                                                                                    1.1
                                                                                                    ---------
                                                                                                      275.6
                                                                                                    =======

The cumulative amount of goodwill written off at 31 March 1996 is 2.8m pounds (1995 - 2.8m pounds, 1994 - Nil).


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


23.  MOVEMENT ON RESERVES AND RECONCILIATION OF SHAREHOLDERS' FUNDS


(i)In order to comply with the requirements of the insurance legislation in the Isle of Man, the Group's insurance company has increased the statutory reserve by 1.2m pounds (1995 - 0.5m pounds, 1994 - 0.2m pounds) out of profits earned in the year.

(ii) At the Company's Annual General Meeting in August 1994, shareholders gave approval to on-market purchases of up to 10% of its shares and this was given effect on 21 September 1994 when 12,370,400 shares were purchased.

(iii) The write-down of goodwill is in respect of the investment in Combined Power Systems Limited which is now accounted for as an associate on the equity basis.

(iv) The issue of the preference shares, 1.1m pounds, and the demerger of the National Grid Group plc by a dividend in specie, 219.0m pounds, constituted the major non-cash transactions of the Group during the year.

(v)The investment in The National Grid Group plc was revalued  by
   the   directors   to  its  flotation  value   prior   to   its
   distribution as a dividend in specie, to Northern Electric plc shareholders.

(vi) As part of the arrangements for the demerger of The National Grid Group plc, the pumped storage business, First Hydro Limited, was retained by the regional electricity companies and was subsequently sold. The investment was revalued by the directors to the estimated market value of the share of the net assets attributed to the Group.


24.  PENSION COMMITMENTS

The Electricity Supply Pension Scheme is a defined benefit scheme for directors and employees which provides pension and other related benefits based on final pensionable pay. The assets of the Scheme are held in a separate trustee administered fund.

The  pension cost to the Group for the period was 8.9m pounds (1995 -
10.6m pounds, 1994 -10.7m pounds). The last full actuarial valuation of the Group's share of the Scheme was carried out by Bacon and Woodrow, consulting actuaries, as at 31 March 1995 and the results of this valuation  have been used as a basis for assessing pension  cost.
The  attained  age  method  was  used  for  the  valuation.   The
principal actuarial assumptions were that the investment return would exceed salary increases by 2.5% per annum (exclusive of merit awards) and exceed future pension increases by 4% per annum. The previous valuation was carried out by Bacon and Woodrow as at 31 March 1992 using the attained age method. The principal actuarial assumptions were that the investment return would exceed salary increases by 2% per annum ( exclusive of merit awards ) and exceed further pension increases by 4% per annum.

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


24.  PENSION COMMITMENTS

For the Northern Electric Group the valuation showed that the actuarial value of the assets represented 106.1% ( 31 March 1995
- 108% ) of the actuarial value of the accrued benefits. The accrued benefits include all benefits for pensioners and other former members as well as benefits based on service completed to date for active members, allowing for future salary increases. Improvements in benefits for members and dependants are to be made with effect from 1 April 1996. Allowing for these improvements the actuarial value represents 103.2% ( 31 March 1995, allowing for improvements in benefits made with effect from 1 April 1993 - 104.6% ) of accrued benefits.

The total market value of the assets of the Scheme at the date of actuarial valuation was 12,482.8m pounds (1995 - 9,521m pounds) of which 443.9m pounds (1995 - 327.3m pounds) represented the section of the Scheme relating to the Northern Electric Group.

Contributions, based on a composite rate and payable by the Group to the Scheme during the year were 8.7m pounds (1995 - 10.4m pounds, 1994 - 10.6m pounds). In addition, 0.2m pounds (1995 - 0.2m pounds,
1994 - 0.1m pounds) was incurred for provisions for unfunded supplementary pensions. The latest actuarial valuation allowed for the additional liabilities which have arisen from the European Court of Justice's decision on 17 May 1990 in the case of Barber v Guardian Royal Exchange which relates to the equal treatment of men and women in occupational pension schemes.

The Actuary's valuation of the Scheme and of the separate Groups is based on the situation known at the date of signature of the report. It takes no account of any changes to the Group's assets or liabilities which may arise from the determination of the complaints in relation to the Scheme which may have been notified by the Pensions Ombudsman at the request of certain members and pensioners. Those complaints relate to other Groups and no complaints have been registered regarding the Northern Electric Group.

25. OBLIGATIONS UNDER HIRE AGREEMENTS

                                               Land and
                                               Buildings        Other

                                               31 March       31 March
Annual commitments under non-cancellable     1996    1995   1996  1995
operating leases are as follows:           pound m  pound m pound m pound m

Expiring within one year                      0.2    0.1     0.3    0.6
Expiring between two and five years           0.3    0.1     2.1    3.6
Expiring after five years                     2.5    2.6       -      -
                                              ---    ---     ---    ---
                                              3.0    2.8     2.4    4.2
                                             ====   ====    ====    ===


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


26.  REGULATORY MATTERS

The Company is subject to price cap regulation. OFFER controls the revenues generated by the Company in its distribution and supply businesses by applying a price control formula, P + RPI - X (where X is currently 3% for distribution and 2% for supply), where P is the price level at the beginning of each new regulatory period, RPI is the change in the Retail Price Index and X is an adjustment factor determined by OFFER.

In  the  distribution  business, the Distribution  Price  Control
Formula ("DPCR") is usually set for a five-year period, subject to more frequent adjustments as determined necessary by the
Director General of Electricity Supply (the "Regulator"). At each review, the Regulator can require a one-time price reduction. An initial review by the Regulator of allowable income in the distribution business led to a reduction of the price level by 17% for the Company starting 1 April 1995, followed by efficiency factors of X = 2% for each year until March 2000. On 6 July 1995, the Regulator announced the result of a further distribution price review which was precipitated by certain market events in the UK electric utility industry. For the Company, such announcement meant a further real reduction of 11% in allowable distribution income for the twelve months from 1 April 1996, followed by an efficiency factor X = 3% for each year until 31 March 2000, before an allowed increase for inflation.

In the supply business, which is progressively being opened to competition, price regulation still applies to the market for customers with demand of not more than 100kW. The calculation of the maximum supply charge is based on a Supply Price Control Formula, similar to the DPCR and is set for a four-year period. In 1993, OFFER announced the supply franchise market (i.e., with demand of not more than 100kW) income entitlement for the four-year period ending March 1998. A relatively small efficiency factor of X = 2% was applied to the Company and is being offset by an allowance for both unit and customer growth. The nonfranchise markets (above 1MW) were opened to full competition during privatisation in 1990; the nonfranchise markets above 100kW were opened to full competition starting in April 1994.

27.  CAPITAL AND OTHER COMMITMENTS

Capital expenditure authorised by the Board of Directors but  not provided  for  at 31 March 1996 was 37.5m pounds (1995  -  50.7m pounds) in
respect   of   which  the  Group  has  entered  into  contractual
commitments of 2.9m pounds (1995 - 5.1m pounds).

The Company has entered into a contract relating to the purchase of 400 megawatts of capacity from a 15.4% owned related party, Teesside Power Limited ("Teesside"), for a period of 15 years beginning 1 April 1993. The contract sets escalating purchase prices at predetermined levels. Current contract prices exceed those paid by the Company to the electricity pool (the "Pool") which is operated by the NGG. However, the Company is able to recover these costs under current price cap regulation expected to expire 1 April 1998.

The Company additionally utilises contracts for differences ("CFDs") to mitigate its exposure to volatility in the prices of electricity purchased through the Pool. Such contracts allow the Company effectively to convert the majority of its anticipated Pool purchases from market to fixed prices. As of 31, March 1996, CFDs were in place to hedge electricity purchases of approximately 49,000 GWh through the year 2008.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


28.  CONTINGENT LIABILITIES

There  were no contingent liabilities at 31 March 1996 or  at  31
March 1995; however, the following have developed subsequent to 31 March 1996:

The Labour Party has asserted that, if they are elected at the next General Election, which must be held no later than 22 May 1997, they will seek to introduce a "windfall" assessment to be levied on the privatised utilities including the Company. The basis for such a potential assessment is unknown but, if introduced, such assessment could be substantial.

Following a complaint by two pensioners, in December 1996 the Pensions Ombudsman made a ruling against National Grid Group relating to the use of an actuarial valuation surplus in their part of the Electricity Supply Pension Scheme (the "ESPS"). The ruling, prohibits the use of valuation surplus to meet the additional pension costs of early retirement arising from restructuring. Although Northern would intend to appeal any similar ruling against it, if a similar ruling was made against Northern Electric and any subsequent appeal was unsuccessful then the Company could potentially be required to make contributions in lieu of utilizing any ESPS actuarial valuation surplus.

29.  DIRECTORS' INTERESTS

There are no interests in contracts which are required to be disclosed under the Companies Act 1985.

30.    COMPANIES ACT 1985

These accounts do not compromise the Company's statutory accounts within the meaning of section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the years ended 31 March 1996, 1995 and 1994, on which the auditors' reports were unqualified, have been delivered to the Registrar of Companies for England and Wales.


31.     DIFFERENCES  BETWEEN  UNITED KINGDOM  AND  UNITED  STATES
  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The Group's consolidated accounts are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ from United States generally accepted accounting principles ("US GAAP"). The significant differences as they apply to the Group are summarised below.

Pension costs

The Group provides for the cost of retirement benefits based upon the  consistent  percentages  of employees'  pensionable  pay  as
recommended  by  independent  actuaries.  Under  US   GAAP,   the
projected benefit obligation, calculated using the projected unit credit method and a discount rate which reflects current market rates at which pension liabilities could effectively be settled, would be matched against the fair value of the plan's assets and would be adjusted to reflect any unrecognised obligations or assets in determining the pension cost or credit for the year.
As it is not feasible to adopt US GAAP prior to 1 April 1994, that date has been used as the adoption date and, accordingly 12.1m pounds of the transitional asset of 34.7m pounds at that date has been recognised as a credit to shareholders' funds as of 1 April 1994 with the remaining 22.6m pounds being amortised over 9 years.

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


31.     DIFFERENCES  BETWEEN  UNITED KINGDOM  AND  UNITED  STATES
  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES continued

Deferred taxation

The Group provides for deferred taxation using the liability method on all timing differences to the extent that they are expected to reverse in the future without being replaced. Deferred tax assets are only recognised if recovery is reasonably certain. Under US GAAP, deferred tax would be computed on all differences between the tax bases and book values of assets and liabilities which will result in taxable or tax deductible amounts in future years. Deferred tax assets would be recognised where their realisation is more likely than not.

Dividends

Under UK GAAP, dividends are provided, and the related advance corporation tax ("ACT") accrued, in the year to which they relate. Under US GAAP, dividends would be provided, and the related ACT accrued, in the year in which they are declared.

Exceptional items

The amounts reported under UK GAAP after operating profit relating to profit on disposal of fixed assets and exceptional shareholder costs would be dealt with in the determination of operating profit under US GAAP. Further, US GAAP do not permit the disclosure of earnings per share before the effect of exceptional items.

Goodwill

Under  UK  GAAP,  goodwill  arising  on  the  acquisition  of   a
subsidiary or associated company is either set off against reserves in the year of acquisition or amortised through the profit and loss account over its estimated useful life. Under US GAAP, such goodwill would be capitalised and amortised through the profit and loss account over its estimated useful life, not exceeding 40 years. Under UK GAAP 2.8m pounds of goodwill has been set off against reserves. Under US GAAP, however, this goodwill would have been written off as impaired to the profit and loss account in the year ended 31 March 1995.

Investment in The National Grid Group plc and First Hydro Limited

Under  UK GAAP, the Group's investment in The National Grid Group plc ("NGG") was recorded at its share of NGG's pro forma historical cost net asset value at 31 March 1990 of 780m pounds, which amounted to 50.7m pounds. Under US GAAP the investment would have been recorded at Nil. In connection with the flotation of NGG, Northern Electric made a further investment in NGG and the carry value  of  the  investment in NGG was revalued to  its  flotation value prior to its distribution as a dividend in specie to Northern Electric's shareholders, pro rata to their holdings of Northern Electric ordinary shares. Under US GAAP, at the time of flotation the investment would have been treated as an available for sale marketable security and would have been recorded at its market value with a corresponding credit, net of related deferred taxes, to a separate component of shareholders' funds. Under US
GAAP,   the   unrealised  gain  previously  credited  direct   to
shareholders' funds would have been taken to Income at the time the dividend in specie was declared. Of the specie dividend, 2.1m related to Northern Electric shares held by the ESOP. Under
UK  GAAP  this has been credited to the profit and loss  account.
Under US GAAP this would have been deducted from the value of the specie dividend.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


31.     DIFFERENCES  BETWEEN  UNITED KINGDOM  AND  UNITED  STATES
  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES continued

Under UK GAAP, prior to its sale, the Group's investment in First Hydro was revalued to the estimated market value of the share of its net assets attributable to the Group. Under US GAAP, this revaluation would not have been made and the gain on sale would have been correspondingly higher.

Under UK GAAP, NGG dividends and the related tax credits were accounted for in the period to which they related to the extent they had been announced prior to the finalisation of the Company's accounts for those periods. Under US GAAP, they would have been recognised in the periods in which they were declared.

Current asset investments - own shares

Under UK GAAP, the shares in the Company held by the Northern Electric Share Trust (the "ESOP") are classified as current asset investments. Under US GAAP, such shares would be classified as treasury shares and reflected as a reduction of shareholders' funds.

The following is a summary of the significant adjustments to profit attributable to members of the parent company (net income) and shareholders' funds which would be required if US GAAP were to be applied instead of UK GAAP.

     Net income
                                           Year ended 31 March
                                              1996      1995
                                             pound m   pound m

Net income as reported in the Group
 profit and loss account                      67.8     103.2

Adjustments:
  Dividends receivable                         6.2      (8.8)
  Pension costs                                9.0       6.8
  Goodwill write off                           -        (2.8)
  Profit distribution of NGG shares          215.4       -
  Profit on disposal of fixed assets          17.6       -
  Advance corporation tax written off         20.2       -
  Tax credits on dividends receivable         (1.3)      1.8
Deferred  taxation - on above  adjustments   (19.7)     (2.2)
                   - methodology             (15.1)     (9.4)
                                          ---------  ---------
Net income as adjusted to accord
 with US GAAP                                300.1      88.6
                                          ---------  ---------
                                            pence      pence
Per ordinary share as so adjusted            305.3      85.1
                                             =====      =====

Net income per ordinary share has been calculated by dividing net income in accordance with US GAAP of 300.1m pounds (1995 - 88.6m pounds) by 98.3m shares (1995 - 117.7m adjusted on consolidation of share capital to 104.1m) being the weighted average number of ordinary shares in issue.

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


31.     DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES
  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES continued



     Shareholders' funds
                                              31 March
                                            1996         1995
                                           pound m     pound m

Shareholders' funds as reported in
 the Group balance  sheet                    275.6     456.5

Adjustments:
  Fixed Asset Investments                      -       (50.7)
  Dividends receivable                         -        (7.0)
  Current asset investment                    (3.9)     (7.0)
  Pension costs                               27.9      18.9
  Dividends payable                           27.9      26.1
  Advance corporation tax payable              7.0       -
Deferred taxation - on above adjustments      (9.2)     10.5
           methodology                       (96.0)    (92.9)
                                          ---------  ---------
Shareholders'  funds as adjusted
to accord with US GAAP                       229.3     354.4
                                             =====     =====

Cash flows

The Group statement of cash flows prepared under UK GAAP presents substantially the same information as that required under US GAAP although there are differences with regard to the classification of items within the statements and as regards the definition of cash and cash equivalents.

Under UK GAAP, cash and cash equivalents are stated net of short-term borrowings and include own shares. Under US GAAP, cash and cash equivalents would not include short-term borrowings and own shares. Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing. US GAAP, however, require only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and returns on investments and servicing of finance shown separately under UK GAAP would be included as operating activities under US GAAP with the exception of the payment of dividends which would be included as a financing activity.

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

                 NOTES TO THE ACCOUNTS CONTINUED


31.     DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES
  GENERALLY ACCEPTED ACCOUNTING PRINCIPLES continued

The categories of cash flow activity under US GAAP can be summarised as follows:


                                           Year ended 31 March
                                                1996     1995
                                               pound m   pound m

Cash inflow from operating activities           143.0     56.7
Cash outflow from investing activities          (28.8)   (59.9)
Cash outflow from financing activities          (65.6)   (49.5)
                                               -------  -------
Increase/(decrease) in cash and
 cash equivalents                                48.6    (52.7)
Cash and cash equivalents at 1 April             27.9     80.6
                                               -------  -------
Cash and cash equivalents at 31 March            76.5     27.9
                                                 ====     ====


INDEPENDENT ACCOUNTANTS' REVIEW REPORT
The Board of Directors

We have reviewed the accompanying condensed group balance sheet of Northern Electric plc and subsidiaries as of 30 September 1996 and the related condensed group profit and loss accounts and condensed group statements of cash flows for the six-month periods ended 30 September 1996 and 1995. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the Bulletin "Review of Interim Financial Information" issued by the United Kingdom Auditing Practices Board which does not differ in any significant respect from the standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed group financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those followed in the United States (see Note 8 of Notes to Condensed Interim Accounts).



ERNST & YOUNG
Chartered Accountants
Newcastle upon Tyne England



29 November 1996,
except for Note 8 - Differences between United Kingdom and
United States generally accepted Accounting Principles, as to which the date is 14 February 1997

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

       Condensed Group Profit and Loss Account (unaudited)

                                          Six months ended 30 September
                                               1996    1996      1995
                                                $m     pound m  pound m

Turnover                                       695.0    444.0   429.8

Cost of sales                                 (485.6)  (310.2) (290.4)
                                            ---------  ------- -------
Gross profit                                   209.4    133.8   139.4

Distribution costs                             (56.8)   (36.3)  (38.4)
Administrative expenses                        (66.1)   (42.2)  (45.0)
Other operating income                           0.3      0.2     0.2
Income from interests in associated undertakings   -        -     0.7
                                            ---------   ------- ------
Operating profit                                86.8     55.5    56.9

Exceptional shareholder costs                   (0.8)    (0.5)   (2.9)
Profit on disposal of fixed assets               3.6      2.3     0.3
Income from investments                          5.3      3.4     8.9
                                            ---------   ------- ------
Profit on ordinary activities before interest   94.9     60.7    63.2

Interest payable                               (19.6)   (12.5)   (4.7)
Interest receivable                              3.9      2.5     0.2
                                            ---------   ------- ------
Profit on ordinary activities before taxation   79.2     50.7    58.7

Tax on profit on ordinary activities           (20.7)   (13.2)  (16.0)
Deferred tax on revaluation of The
 National Grid Group plc                           -        -   (35.6)
                                            ---------   ------  ------
Profit for the period  *                        58.5      37.5     7.1

Dividend on non-equity shares                   (6.9)     (4.4)   (0.4)
Ordinary dividend on equity shares             (20.2)    (12.9)  (11.9)
                                            ---------   -------  ------
Retained profit/(loss)                          31.4      20.2    (5.2)

Special dividends on equity shares                 -         -  (114.9)
                                            ---------   -------  ------
Transfer (from)/to reserves                     31.4      20.2  (120.1)
                                            =========   =======  ======
Earnings per equity share
                                               Cents     Pence    Pence
Basic                                           51.6      33.0     6.8
Exceptional items                               (2.8)     (1.8)    2.9
Deferred tax provision on revaluation
 of The National Grid Group plc                    -         -    36.0
                                            ---------   -------  ------
Earnings per share before non-operating
 exceptional items                              48.8      31.2    45.7
                                            =========   =======  ======
Interim dividend per equity share               20.11     12.85   12.00

Special dividends per equity share:
 Exceptional dividend on ordinary
 shares paid in September 1995                     -         -   113.04
 Exceptional dividend on ordinary
 shares paid in January 1996                       -         -     4.58
                                            ---------   -------  -------
                                                   -         -   117.62
                                            ---------   -------  -------
Average number of equity shares                100.4m    100.4m   98.8m

* A summary of the significant adjustments to profit for the period that would be required if United States generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is set out in Note 8 of Notes to Condensed Interim Accounts.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

            Condensed Group Balance Sheet (unaudited)

                                                     As at
                                               30 September 1996
                                                  $m    pound m
Fixed assets

Tangible assets                                  744.0   475.3
Investments                                       70.6    45.1
                                                 -----   -----
Current assets                                   814.6   520.4
                                                 -----   -----
Stocks                                            19.3    12.3
Debtors: amounts falling due after one year       48.4    30.9
Debtors: amounts falling due within one year     188.3   120.3
Investments                                      181.3   115.8
Cash at bank and in hand                          60.7    38.8
                                                 -----   -----
                                                 498.0   318.1
                                                 -----   -----
Creditors: amounts falling due within one year:

Loans and overdrafts                             (59.5)  (38.0)
Creditors and accruals                          (282.7) (180.6)
                                                 -----   -----
                                                (342.2) (218.6)
                                                 -----   -----
Net current assets                               155.8    99.5
                                                 -----   -----
Total assets less current liabilities            970.4   619.9
                                                 -----   -----

Creditors: amounts falling due after more than one year:

Loans                                           (402.4) (257.1)
Other creditors                                  (45.1)  (28.8)
                                                 -----   -----
                                                (447.5) (285.9)
                                                 -----   -----
Provisions for liabilities and charges           (57.4)  (36.7)
                                                 -----   -----
Total assets less liabilities                    465.5   297.3
                                                 =====   =====
Capital and reserves

Called up share capital                           91.6    58.5
Share premium account                              5.5     3.5
Capital redemption reserve account                 9.7     6.2
Other reserves                                     7.7     4.9
Profit and loss account                          351.0   224.2
                                                 -----   -----
Shareholders' funds *                            465.5   297.3
                                                 =====   =====
Equity interests                                 463.7   296.2
Non-equity interests                               1.8     1.1
                                                 -----   -----
                                                 465.5   297.3
                                                 =====   =====

* A summary of the significant adjustments to shareholders' funds that would be required if United States generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is set out in Note 8 of Notes to Condensed Interim Accounts.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

        Condensed Group Statement Cash Flows (unaudited)


                                             Notes Six months ended 30 September
                                                       1996   1996      1995
                                                        $m    pound m   pound m

Net cash inflow from operating activities       4      135.9    86.8  135.9
                                                      -----   -----  ------
Returns on investments and servicing of finance

Interest received                                       3.3    2.1     0.3
Interest paid                                          (0.5)  (0.3)   (4.4)
Ordinary dividends and investment income received       5.6     3.6    2.4
Dividends paid                                        (56.7)  (36.2) (26.1)
Exceptional dividends paid                                -       - (110.4)
                                                      -----   -----  ------
Net cash outflow from returns on investments
 and servicing of finance                             (48.3) (30.8) (138.2)
                                                      -----   -----  ------
Taxation

Corporation tax (paid)/recovered
 (including ACT on dividends)                         43.7    27.9   (1.8)
                                                     -----   -----   ------
Investing activities

Payments to acquire tangible fixed assets            (49.3)  (31.5)  (24.7)
Receipts from sales of tangible fixed assets           0.8     0.5     1.1
Receipt of consumers' contributions                   11.3     7.2     5.1
Payments to acquire fixed asset investments              -       -    (0.7)
Receipts from sales of fixed asset investments         7.2     4.6       -
Payments to acquire current asset investments
 with a maturity date of more than three months (63.7) (40.7) (2.3) Receipts from disposals of current asset investments with a maturity date of more
 than three months                                    24.6    15.7     9.4
                                                     -----   -----   ------
Net cash outflow from investing activities           (69.1)  (44.2)  (12.1)
                                                     -----   -----   ------
Net cash (outflow)/inflow before financing            62.2    39.7   (16.2)
                                                     =====   =====   =====
Financing

Issue of ordinary share capital                      (0.5)  (0.3)     (0.5)
Loan finance                                            -      -      39.5
                                                    -----  -----    -------

Net cash (inflow)/outflow from financing             (0.5)  (0.3)     39.0

Increase/(decrease) in cash and cash
 equivalents                               5         62.7   40.0     (55.2)
                                                    -----  -----    -------
                                                     62.2   39.7     (16.2)
                                                    =====  =====    =======

The significant differences between the cash flow statements presented above and those required under United States generally accepted accounting principles are set out in Note 8 of Notes to the Condensed Interim Accounts.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

         Notes to Condensed Interim Accounts (unaudited)


1.   General:

In the opinion of management of Northern Electric plc ("the Company"), the accompanying unaudited condensed interim accounts contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the financial position as of 30 September 1996 and the results of operations and cash flows for the six months ended 30 September 1996 and 1995.

Operating  results  for the six month period ended  30  September
1996 and 1995 are not necessarily indicative of the results that may be expected for the full year.

These  interim  accounts should be read in conjunction  with  the
Company's  audited  accounts for the year  ended  31  March  1996 included elsewhere in this current report on Form 8-K.

These interim accounts have been prepared in accordance with the historical cost convention, as modified by the revaluation of certain fixed asset investments, and for the purposes of the interim accounts the accounting policy is that an average electricity cost for the year as a whole is used in order to establish an appropriate cost of sales in the non-franchise market. With the exception of the foregoing, the accounting policies applied in the preparation of these interim accounts are in accordance with those set out in the audited accounts for the year ended 31 March 1996.

These financial statements are presented in pounds sterling ("pounds"). Solely for the convenience of the reader, US dollar amounts have been translated at the exchange rate of 1 pound = U.S. $1.5653, the noon buying rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York on September 30, 1996. No representation is made that the pounds sterling amounts have been, could have been, or could be converted into U.S. dollars at that or any other rate of exchange.

2.   Other Footnote Information:

Profit is after charging depreciation of 14.3m pounds (1995 - 13.9m pounds).

The last full actuarial valuation of the Group's share of the Electricity Supply Pension Scheme (the "ESPS") was carried out by Bacon and Woodrow, consulting actuaries, as at 31 March 1995. At the Company's request the actuaries have carried out a separate formal review of the Company's future pension costs using assumptions which represent a reasonable best estimate of those costs in accordance with Statement of Standard Accounting Practice 24. This review has been based on the same membership and other data as at 31 March 1995. In the light of this review , the actuaries have confirmed that it is appropriate to use revised assumptions, on the basis of which they have identified an unutilised actuarial surplus as at 31 March 1995 of 60m pounds. This is spread over the estimated remaining service lives of employees in the ESPS of approximately 12 years.

The Board has, therefore, formally approved the use of the revised assumptions for the purpose of calculating the Group's pension cost charge. The total pension charge for the six months ended 30 September 1996 has been reduced by 3.4m pounds to 0.9m pounds (expected reduction in profit and loss charge for the full year 5.6m pounds).

The difference between the amounts charged in the accounts and the amounts paid over to the fund are shown as a prepayment in the balance sheet.

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

    Notes to Condensed Interim Accounts (unaudited) Continued


2.   Other Footnote Information continued

The taxation charge for the six months has been arrived at by applying the estimated effective tax rate for the financial year.

Earnings per ordinary share are based on the profit for the period, after deducting dividend on non-equity shares, and on the weighted average number of ordinary shares in issue during the period, excluding those held by Northern Electric Share Scheme Trustee Limited which has waived rights to dividends.

The profit and loss account reserve has been adjusted by 1.2m pounds which represents the value of the shares issued to satisfy the requirements of the scrip dividend alternative.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

    Notes to Condensed Interim Accounts (unaudited) Continued


3. Turnover and segmental analysis

                                             Six months ended and at
                                                   30 September
                                                   1996    1995
                                                 pound m  pound m
Turnover
Distribution                                     101.8   110.4
Supply                                           392.4   383.2
Generation                                         0.7     0.5
Retailing                                         24.1    24.1
Other Trading Activities                          61.5    73.4
Other                                             26.0    26.9
                                                 -----   -----
Total sales                                      606.5   618.5

Inter-segment sales                             (162.5) (188.7)
                                                 -----   -----
Sales to third parties                           444.0   429.8
                                                 =====  ======
Profit before taxation
Distribution                                      31.4    35.5
Supply                                            11.5    10.1
Generation                                         3.0     2.9
Retailing                                          0.8     0.5
Other Trading Activities                           5.6     1.8
Other                                              8.9     8.9
Exceptional shareholder costs                     (0.5)   (2.9)
                                                  ----   -----
                                                  60.7    56.8
Dividend receivable from The National
 Grid Group plc                                      -     5.7
Group share of profit before taxation of
 associated undertakings                             -     0.7
Net interest                                     (10.0)   (4.5)
                                                  -----   -----
Group profit  before taxation                     50.7    58.7
                                                  =====  =====
Net assets
Distribution                                     396.7   364.4
Supply                                           (33.5)  (22.4)
Generation                                        42.5    41.5
Retail                                            32.2    29.8
Other Trading Activities                          35.2    15.2
Other                                           (175.8)   77.3
                                                 -----   -----
                                                 297.3   505.8

Group share of the net assets of
 associated undertakings                             -    12.3
                                                  ----   -----
Total net assets                                 297.3   518.1
                                                 =====   =====

The Distribution turnover in the period reflects an underrecovery of 3.5m pounds (1995 - 1.4m pounds) and at the end of the period the cumulative underrecovery was 5.5m pounds. In the supply business turnover reflects an overrecovery of 1.8m pounds (1995 - 2.5m pounds) and at the end of the period the cumulative overrecovery was 9.1m pounds
(1995 - 4.6m pounds).

             NORTHERN ELECTRIC plc AND SUBSIDIARIES

    Notes to Condensed Interim Accounts (unaudited) Continued


4. Reconciliation of operating profit to net cash inflow from operating activities

                                    Six months ended 30 September
                                             1996      1995
                                           pound m    pound m

Operating profit                             55.5      56.9
Exceptional shareholder costs                 0.3      (2.9)
Share of profits of associated undertakings   -        (0.7)
Depreciation charges                         14.3      13.9
Increase/(decrease) in provisions             0.2      (4.6)
Increase in stocks                           (0.4)     (2.1)
Decrease in debtors                          11.4      58.7
Increase in creditors                         5.5      16.7
                                             ----     -----
Net cash inflow from operating activities    86.8     135.9
                                             =====    =====

5.  Reconciliation of the movement of cash and cash equivalents and the movement in net liquid funds
                                                 Six months ended 30 September
                                                            1996      1995
                                                           pound m    pound m

Increase/(decrease) in cash and cash equivalents            40.0     (55.2)
Non-cash equivalent short-term borrowings made                 -      46.7
Net purchase/(sale) of non-cash equivalent current asset
investments                                                 25.0      (7.1)
Provision made against value of employee share option trust
assets                                                      (0.8)     (0.3)
                                                         --------- ---------
Increase/(decrease) in net liquid funds in balance sheet    64.2     (15.9)
                                                            =====     =====

6.  Net borrowings

                                     Six months ended 30 September
                                              1996      1995
                                             pound m    pound m

Cash at bank and in hand                       38.8      11.9
Investments                                   115.8       7.1
Borrowings                                   (295.1)   (153.2)
                                             --------- ---------
Net borrowings                               (140.5)   (134.2)
                                             =====      =====

7.  Net gearing*

                                      Six months ended 30 September
                                            1996      1995

                                             47.3%     26.0%

*Net gearing is the quotient of net borrowings divided by shareholders' funds expressed as a percentage.


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

    Notes to Condensed Interim Accounts (unaudited) Continued


8. Differences between United Kingdom and United States generally accepted accounting principles

The differences between accounting principles generally accepted in the United Kingdom ("UK GAAP") and the United States generally accepted accounting principles ("US GAAP"), significant to the Group are described in Note 31 of Notes to the Accounts of Northern Electric plc included elsewhere in this Current Report. The effect of applying those differences is summarised as follows:

Net income                                     Six months ended 30 September
                                                         1996      1995
                                                       pound m    pound m
Net income as reported in the Group
 profit and loss account                                 37.5       7.1

Adjustments:
     Pension costs                                        1.3       4.5
     Dividend receivable                                    -      (7.1)
     Advance corporation tax written off                  0.8         -
     Tax credits on dividends receivable                    -       1.4
     Deferred tax - on above adjustments                 (0.4)     (1.3)
              methodology                                 0.1       4.5
                                                      ---------    ------
Net income as adjusted to accord with US GAAP            39.3       9.1
                                                        =====      =====
Per ordinary share as so adjusted                        39.1p      9.2p
                                                        =====      =====

Net income per ordinary share has been calculated by dividing net income in accordance with US GAAP of 39.3m pounds (1995 - 9.1m pounds) by 100.404m shares (1995 - 98.756m), being the weighted average of ordinary shares in issue.

                                                         As at 30 September
Shareholders' funds                                              1996
                                                                pound m
Shareholders' funds as reported in the Group balance sheet      297.3

Adjustments:
     Current asset investments                                   (6.9)
     Pension costs                                               29.2
     Dividends payable                                           12.9
     Deferred tax - on above adjustments                         (9.6)
             methodology                                        (88.1)
                                                              ---------
Shareholders' funds as adjusted to accord with US GAAP          234.8
                                                                =====
                                          Six months ended 30 September
Cash flows                                        1996       1995
                                                 pound m    pound m
Cash inflow from operating activities             120.1     132.4
Cash outflow from investing activities            (22.2)    (17.0)
Cash outflow from financing activities            (27.6)   (128.8)
                                               ---------   -------
Increase/(decrease) in cash and cash equivalents   70.3     (13.4)
Cash and cash equivalents at 1 April               76.5      27.9
                                               ---------   -------
Cash and cash equivalents at 30 September         146.8      14.5
                                                  =====      =====


             NORTHERN ELECTRIC plc AND SUBSIDIARIES

    Notes to Condensed Interim Accounts (unaudited) Continued


9.  CAPITAL AND OTHER COMMITMENTS

The Company has entered into a contract relating to the purchase of 400 megawatts of capacity from a 15.4% owned related party, Teesside Power Limited ("Teesside"), for a period of 15 years beginning April 1993. The contract sets escalating purchase prices at predetermined levels. Current contract prices exceed those paid by the Company to the electricity pool (the "Pool") which is operated by the National Grid Group. However, the Company is able to recover these costs under current prices cap regulation expected to expire 1 April 1998.

The Company additionally utilises contracts for differences (CFD's) to mitigate its exposure to volatility in the prices of electricity purchased through the Pool. Such contracts allow the Company to effectively convert the majority of its anticipated Pool purchases from market to fixed prices. As of 30 September 1996, CFD's were in place to hedge a portion of electricity purchases of approximately 55,000 GWh through the year 2008.

10.  CONTINGENT LIABILITIES

The  Labour Party has asserted that, if they are elected  at  the next General Election, which must be held no later than 22 May 1997, they will seek to introduce a "windfall" assessment to be levied on the privatised utilities including the Company. The basis for such a potential assessment is unknown but, if introduced, such an assessment could be substantial.

Following a complaint by two pensioners, in December 1996 the Pensions Ombudsman made a provisional ruling against National Grid Group relating to the use of an actuarial valuation surplus in their part of the Electricity Supply Pension Scheme ("the ESPS"). The provisional ruling, which is under appeal, prohibits the use of valuation surplus to meet the additional pension costs of early retirement arising from restructuring. Although Northern would intend to appeal any similar ruling against it, if a similar ruling was made against Northern Electric and any subsequent appeal was unsuccessful then the Company could potentially be required to make contributions in lieu of utilizing any ESPS actuarial valuation surplus.

11.  Subsequent Event:

On  24  December  1996, CalEnergy Company Inc., through  its  70%
owned subsidiary CE Electric plc, acquired a 50.3% controlling interest in the Company and extended its offer to acquire all minority equity interests.


   PRO FORMA CONDENSED COMBINED UNAUDITED FINANCIAL DATA

The   following  Pro  Forma  Condensed  Combined  Unaudited
Balance  Sheet  as  of  September  30,  1996  combines  the
historical consolidated balance sheet of CalEnergy Company,
Inc. ("the Company") and Northern Electric plc ("Northern")
as  if  the acquisition had occurred on September 30, 1996.
The  Pro  Forma Condensed Combined Unaudited Statements  of
Earnings for the year ended December 31, 1995 and the  nine
months  ended  September  30, 1996 combine  the  historical
statements  of earnings of the Company, (i) Northern,  (ii)
Falcon  Seaboard  Resources, Inc.  ("FSRI")  and  (iii)  BN
Geothermal, Inc., Niguel Energy Company, San Felipe  Energy
Company,  Inc. and Conejo Energy Company (collectively  the
"Mission  Acquired Companies") as if each  acquisition  had
occurred  at  the beginning of the periods presented.   The
Company's, FSRI's and the Mission Acquired Companies' fiscal years end on December 31 and Northern's fiscal year ends on March 31. The acquisitions of Northern, FSRI and the Mission Acquired Companies are recorded under the purchase method of accounting, after giving effect to the applicable pro forma adjustments and assumptions described in the accompanying notes.

The Company has completed its preliminary assessment of the
fair  values  of  Northern, FSRI and the  Mission  Acquired
Companies  assets and liabilities.  The Company expects  to
finalise  its  fair value assessment in the year  following
each   respective  acquisition.   Accordingly,  the   final
purchase price allocation may differ from the pro forma amounts set forth herein.

Northern's   historical  financial   statements,   included
elsewhere herein, were prepared in accordance with UK GAAP, which differs in certain respects from US GAAP. The historical financial statements included in the Pro Forma
Condensed Combined Unaudited Financial Data have been restated to reflect Northern's financial position and results of operations in accordance with US GAAP.

The pro forma condensed combined unaudited financial data are intended for information purposes only and are not intended to present the results that would have actually occurred if the acquisitions of Northern, FSRI and the Mission Acquired Companies had been in effect on the assumed dates and for the assumed periods, and are not necessarily indicative of the results that may be obtained in the future.

        PRO FORMA CONDENSED COMBINED UNAUDITED BALANCE SHEET
                         September 30, 1996
                           (In thousands)

                                                        (1A&B and 2A&B)
                                        The                   Pro Forma      Pro Forma
                                      Company      Northern   Adjustments    Combined
Assets                      -----------------------------------------------------------
Cash and investments                $  334,335     $149,560   $(254,841)      $229,054
Joint venture cash and investments      37,092            -           -         37,092
Restricted cash                         94,392            -           -         94,392
Short-term investments                   2,864       46,200           -         49,064
Accounts receivable                    109,453      197,200           -        306,653
Due from Joint Ventures                 18,211            -           -         18,211
Properties, plants, contracts
  and equipment, net                 2,223,770      794,464     528,908      3,547,142
Notes receivable-partnerships           11,250            -           -         11,250
Excess of cost over fair value
  of net assets acquired, net          393,763            -     678,365      1,072,128
Equity investments                     200,408            -           -        200,408
Deferred charges and other assets      122,904      178,902      207,266       509,072
                          -------------------------------------------------------------
  Total assets                      $3,548,442   $1,366,326   $1,159,698    $6,074,466
                                     =========    =========    =========     ==========
Liabilities and Stockholders' Equity
Liabilities:
Accounts  payable                      $ 7,118      $188,020   $       -      $195,138
Other accrued liabilities              103,160       196,254     662,827       962,241
Project finance loans                  284,779             -           -       284,779
Construction loans                     351,923             -           -       351,923
Senior discount notes                  514,626             -           -       514,626
Senior Notes                           224,137             -           -       224,137
Salton Sea notes and bonds             563,035             -           -       563,035
Limited recourse senior secured notes  200,000             -           -       200,000
Convertible subordinated debentures     73,755             -           -        73,755
Revolving line of credit                35,000             -      60,000        95,000
Acquisition Loan                             -             -     100,000       100,000
Northern Electric Bonds                      -       429,820      13,038       442,858
UK Credit Facility                           -             -     739,054       739,054
Deferred income taxes                  339,923       159,816    (200,594)      299,145
                              --------------------------------------------------------
  Total liabilities                  2,697,456       973,910   1,374,325     5,045,691
Deferred income                         25,244             -           -        25,244
Convertible preferred securities
  of subsidiary                        103,930             -           -       103,930
Minority interest                            -             -     177,789       177,789
Total stockholders' equity             721,812       392,416    (392,416)      721,812
                              --------------------------------------------------------
Total liabilities and
 stockholders' equity               $3,548,442   $1,366,326   $1,159,698    $6,074,466
                                     =========   ==========    =========     =========

The accompanying notes are an integral part of these pro forma unaudited condensed financial statements.

           PRO FORMA CONDENSED COMBINED UNAUDITED STATEMENT OF EARNING
                  for the for the year ended December 31, 1995
                      (In thousands, except per share data)

                                                                (1,3B&C)               The                   (1,2 C)
                                          Mission  (1,4,B,C&D)    FSRI     FSRI      Company       (2D)     Northern
                                   The   Acquired   Pro Forma   Acquired  Pro Forma    as       Northern   Pro Forma    Pro Forma
                                 Company Companies  Adjustments Companies Adjustments Adjusted  Electric  Adjustments   Combined
Revenues:         ---------------------------------------------------------------------------------------------------------------
Sales of electricity and steam   $335,630   $    -    $97,728   $74,250   $     -   $507,608  $ 1,412,989   $      -   $1,920,597
Royalty income                     19,482        -        980         -         -     20,462            -          -       20,462
Equity in earnings of affiliates        -        -          -    16,776   (12,249)     4,527            -          -        4,527
Interest and other income          43,611        -       (959)    4,009    (9,700)    36,961      570,511   (546,562)      60,910
                 ----------------------------------------------------------------------------------------------------------------
  Total revenues                  398,723        -     97,749    95,035   (21,949)   569,558    1,983,500   (546,562)   2,006,496
                 ----------------------------------------------------------------------------------------------------------------
Cost and expenses:
Cost of sales                           -        -          -         -         -          -    1,035,120    (95,526)     939,594
Other operating costs              79,294        -     45,604    42,416         -    167,314      205,278          -      372,592
General and administration         23,376    2,740      1,064     1,225      (375)    28,030       49,589     (1,723)      75,896
Royalties                          24,308        -          -         -         -     24,308            -          -       24,308
Depreciation and amortisation      72,249        -     24,994     6,403    13,717    117,363       47,826     68,979      234,168
Equity in loss of affiliates          362        -          -         -         -        362            -          -          362
Interest                          134,637        -     10,937    14,782     2,450    162,806       20,934     96,850      280,590
  Less interest capitalised       (32,554)       -     (1,347)        -         -    (33,901)           -          -      (33,901)
                 ----------------------------------------------------------------------------------------------------------------
  Total costs and expenses        301,672    2,740     81,252    64,826    15,792    466,282    1,358,747     68,580    1,893,609
                 ----------------------------------------------------------------------------------------------------------------
Income (loss) before provision
 for income taxes                  97,051   (2,740)    16,497    30,209   (37,741)   103,276      624,753   (615,142)     112,887
Provision for income taxes         30,631   (2,959)     5,363     3,963    (6,013)    30,985      154,823   (130,167)      55,641
                 ----------------------------------------------------------------------------------------------------------------
Income (loss) before minority
 interest and preferred dividends 66,420       219     11,134    26,246   (31,728)    72,291      469,930   (484,975)      57,246
Minority interest                  3,005         -     (3,005)        -         -          -            -      2,279        2,279
                 ----------------------------------------------------------------------------------------------------------------
Net income (loss)                 63,415       219     14,139    26,246   (31,728)    72,291      469,930   (487,254)      54,967
Preferred dividends                1,080         -          -         -         -      1,080        7,641     (7,641)       1,080
                 ----------------------------------------------------------------------------------------------------------------
Net income (loss) available to
 common stockholders            $ 62,335  $   219    $ 14,139  $ 26,246  $(31,728)   $71,211     $462,289  $(479,613)     $53,887
                                 ======== ========   ========  ========  =========   =======     ========   =========     =======
Net income per share-primary    $   1.25                                             $  1.35                              $  1.02
                                ---------                                            -------                              -------
Net income per share-fully
 diluted                        $   1.18                                             $  1.29                              $   .99
                                ---------                                            -------                              -------
Average number of shares
 outstanding-primary              49,971                                              52,772                               52,772
                                ---------                                            -------                              -------
Fully diluted shares              57,742                                              60,543                               60,543
                                ---------                                            -------                              -------

    The accompanying notes are an integral part of these pro forma unaudited condensed financial statements.


           PRO FORMA CONDENSED COMBINED UNAUDITED STATEMENT OF EARNING
                  for the Nine Months Ended September 30, 1996
                      (In thousands, except per share data)

                                                            (1,3B&C)  The            (1,2 C)
                                   Mission(1,4B,C&D)FSRI    FSRI    Company          Northern
                           The  Acquired Pro FormaAcquiredPro Forma    as   NorthernPro FormaPro Forma
                        Company CompaniesAdjustmentsCompaniesAdjustmentsAdjustedElectricAdjustmentsCombined
Revenues:         ------------------------------------------------------------------------------------------------------------------
Sales of electricity and steam   $346,166      $   -   $18,250    $46,642     $     -    $411,058   $1,105,664      -   $1,516,722
Royalty income                      5,995          -         -          -           -       5,995            -      -        5,995
Equity in earnings of affiliates    2,998          -         -     15,306      (7,145)     11,159            -      -       11,159
Interest and other income          30,039          -       436      2,299      (5,658)     27,116       14,519      -       41,635
                  ------------------------------------------------------------------------------------------------------------------

 Total revenues                   385,198          -    18,686     64,247     (12,803)    455,328    1,120,183      -    1,575,511
                  ------------------------------------------------------------------------------------------------------------------
Cost and expenses:
Cost of sales                           -          -         -          -           -           -      770,418      -      770,418
Other operating cots               73,546          -     9,911     25,911           -     109,368      148,437      -      257,805
General and administration         15,814        684         -      1,310        (396)     17,412       38,591      -       56,003
Royalties                          18,294          -         -          -           -      18,294            -      -       18,294
Depreciation and amortisation      80,300          -     5,259      3,709       8,003      97,271       37,163 50,732      185,166
Equity in loss of affiliates        3,966          -         -          -           -       3,966            -      -        3,966
Interest                          116,521          -     1,700      7,638       1,429     127,288       23,561 74,149      224,998
  Less interest capitalised       (31,459)         -         -          -           -     (31,459)           -      -      (31,459)
Dividends on convertible
 preferred securities               3,067          -         -          -           -       3,067            -      -        3,067
                  -------------------------------------------------------------------------------------------------- --------------
  Total costs and expenses        280,049        684    16,870     38,568       9,036     345,207    1,018,170  124,881  1,488,258
                  -------------------------------------------------------------------------------------------------- -------------
Income before provision for
 income taxes                     105,149       (684)    1,816    25,679     (21,839)    110,121       102,013 (124,881)    87,253
Provision for income taxes         33,862       (644)      683       684       1,037      35,622        34,899  (29,391)    41,130
                  -------------------------------------------------------------------------------------------------- -------------
Income before minority interest
 and preferred dividends           71,287        (40)    1,133    24,995     (22,876)     74,499        67,114  (95,490)    46,123
Minority interest                       -          -         -         -           -           -             -   (4,607)    (4,607)
                  -------------------------------------------------------------------------------------------------- --------------
Net income                         71,287        (40)    1,133    24,995     (22,876)     74,499         67,114 (90,883)    50,730
Preferred dividends                     -          -         -         -           -           -         14,287 (14,287)         -
                  ----------------------------------------------------------------------------------------------------------------
Net income available to common
 stockholders                     $71,287      $ (40)   $1,133   $24,995    $(22,876)    $74,499        $52,827 $(76,596)  $50,730
                                  ========    ========  ======   =======   =================================================
Net income per share-primary      $  1.29                                                $  1.35                           $ 0.92
                                  --------                                               -------                           -------
Net income per share-fully
 diluted                          $  1.18                                                $  1.22                           $ 0.87
                                  --------                                               --------                          -------
Average number of shares
 outstanding-primary               55,362                                                 55,362                           55,362
                                  --------                                               --------                          -------
Fully diluted shares               66,397                                                 66,397                           66,397
                                  --------                                               --------                          -------

    The accompanying notes are an integral part of these pro forma unaudited condensed financial statements.


       NOTES TO PRO FORMA CONDENSED CONSOLIDATED UNAUDITED
                         FINANCIAL DATA

                      (Table in thousands)


         On    December    24,    1996,    CalEnergy    Company,    Inc.    (the
"Company")   announced   that  CE  Electric  UK   plc,   which   is   indirectly
owned   70%   by  the  Company  and  30%  by  Peter  Kiewit  Sons'   Inc.,   had
acquired   a   majority   of   the   ordinary  shares   of   Northern   Electric
plc   (`Northern").   As   of  that  date  CE  Electric   had   acquired   50.3%
or    51,077,904    shares   of   Northern's   outstanding    ordinary    shares
and   had   extended   offers   to  acquire  the   remaining   minority   equity
interest   in   Northern.   As   of  January   29,   1997,   CE   Electric   had
purchased   91.39%   of   Northern's   outstanding   stock,   which   gives   CE
Electric   the   ability   to  legally  force  the   sale   of   the   remaining
minority   shares.   Since  CE  Electric  has  the   ability   and   intent   to
acquire   the   remaining   shares   in   the   near   term,   effectively    CE
Electric has acquired 100% of Northern.

       On   August   7,  1996  the  Company  acquired  all  of  the   stock   of
Falcon    Seaboard   Resources,   Inc.   ("FSRI"),   including   its   ownership
interests     in     three    operating    gas-fired    cogeneration     plants,
Saranac    Power   Partners,   L.P.,   Power   Resources,   Inc.   and    NorCon
Power   Partners,   L.P.,   for  $226  million   in   cash.    Certain   assets,
liabilities   and   subsidiaries  of  FSRI  were   distributed   out   of   FSRI
prior to the Company's acquisition of FSRI stock.

       On   April   17,  1996,  a  subsidiary  of  the  Company   acquired   all
of    the    stock    of   BN   Geothermal,   Inc.   ("BNG"),   Niguel    Energy
Company   ("Niguel"),   San   Felipe   Energy   Company   ("San   Felipe")   and
Conejo     Energy     Company     (collectively    the     "Mission     Acquired
Companies")    from    Edison   Mission   Energy   for    $70    million.    The
Mission   Acquired   Companies   own   50%   partnership   interests   in   each
of    the    Imperial    Valley   partnership   projects    (the    "Partnership
Projects")    in   which   the   Company   had   an   existing   50%   ownership
interest    resulting   from   the   acquisition   of   Magma   Power    Company
("Magma").     During    the    first   quarter    of    1995,    the    Company
acquired the stock of Magma.

        The    acquisitions   of   Northern,   FSRI,   the   Mission    Acquired
Companies   and   Magma   have   been  accounted  for   as   purchase   business
combinations   pursuant   to   the   principles   of   APB   Opinion   No.   16,
"Business   Combinations."   In   applying  APB   No.   16,   all   identifiable
assets   acquired   and   liabilities  assumed  are  assigned   a   portion   of
the    cost    of    acquiring   Northern,   FSRI,    the    Mission    Acquired
Companies   and   Magma,   equal  to  their  fair  values   at   the   date   of
the    acquisitions.     The    net    cash   flow    projections    used    for
determining   the   fair   values  in  the  purchase   accounting   were   those
used   for   the   acquisitions  as  prepared  by  the   Company   and   reflect
estimated     cost    reductions.     The    resulting    purchase    accounting
adjustments   are   based   on   the   fair  values   determined   in   purchase
accounting    and   the   historical   financial   statements    of    Northern,
FSRI,   the   Mission   Acquired   Companies  and   the   Partnership   Projects
in which the Acquired Companies have invested and Magma.
The    Pro    Forma   Condensed   Combined   Unaudited   Financial   Data    are
based on the following assumptions:

1.      A.      CE   Electric   had   completed   its   acquisition   of    100%
        of the outstanding equity interests of Northern.

        B.      The   Company   obtained   an   acquisition   loan   for    $100
        million    and   increased   its   revolving   loan   to   $95   million
        and    CE    Electric    obtained   a   credit   facility    for    $739
        million     to    complete    the    financing    of    the     Northern
        acquisition.

        C.      The    acquisitions    of   Northern,    FSRI,    the    Mission
        Acquired    Companies   and   Magma   occurred    at    the    beginning
        of    the    periods    presented    for    statements    of    earnings
        purposes.     The    Pro    Forma    Condensed    Combined     Unaudited
        Statement    of    Earnings   for   the   Year   Ended   December    31,
        1995    combines    the    Companies,    FSRI's    and    the    Mission
        Acquired    Companies   historical   Statements    of    Earnings    for
        the     Year     Ended    December    31,    1995    with     Northern's
        historical    Statement    of    Earnings    for    the    Year    Ended
        March     31,    1996.     The    Pro    Forma    Condensed     Combined
        Unaudited    Statement    of    Earnings    for    the    Nine    Months
        Ended     September     30,     1996     combines     the     Companies,
        Northern's,    FSRI's    and    the    Mission    Acquired     Companies
        historical    Statements   of   Earnings    for    the    Nine    Months
        Ended September 30, 1996.

2.   The    pro   forma   adjustments   to   reflect   the   effect    of    the
     Northern acquisition are as follows:

           A.   The   adjustments   which  have  been   made   to   the   assets
        and   liabilities   of   Northern  to  reflect   the   effect   of   the
        acquisition     accounted     for     as     a     purchase     business
        combination follow:


           Property and plant                        $528,908
           Goodwill                                   678,365
           Investments                                187,208
           Deferred taxes                             200,594
           Other Assets and liabilities               (16,526)
           Accrued preacquisition contingencies      (636,607)
           Long-term debt                             (13,038)
                                                     --------
           Net increase in assets and liabilities    $928,904
                                                     ========

        Included  in  accrued  preacquisition  contingencies  are
        reserves  for contingent liabilities existing at Northern
        at  the  time  of  acquisition relating  to   a  contract
        Northern  had  entered into relating to the  purchase  of
        400  megawatts  of  capacity from a 15.4%  owned  related
        party,  Teesside Power Limited ("Teesside"), for a period
        of  15 years beginning  April 1, 1993.  The contract sets
        escalating  purchase  prices  at  predetermined   levels.
        Current  contract prices exceed those paid by the Company
        to   the  electricity  pool  which  is  operated  by  the
        National Grid Group.
        B.    The  cash  which  was  used  to  acquire  Northern,
        including estimated transaction costs, has been  provided
        for in the pro forma adjustments as follows:

           Reduced cash on hand at the Company       $   219,841
           Increase in borrowings of the Company         195,000
           CE Electric Credit Facility                   739,054
           Contribution from Minority Shareholder        177,789
                                                         -------
                                                      $1,331,684
                                                        ========
           Payments to shareholders                   $1,289,897
           Other direct transaction costs                 31,424
           Financing costs                                10,363
                                                        --------
                                                      $1,331,684
                                                        ========

        C.     The  pro  forma  adjustments  to  the  Pro   Forma
        Condensed  Combined Unaudited Statements of Earnings  are
        as follows:

        i. Provide  depreciation  and amortisation  of  the  fair
            values   assigned  to  all  identifiable  assets   as
            described  below. The Company's policy is to  provide
            depreciation  and  amortisation  expense   upon   the
            commencement   of   revenue   production   over   the
            estimated  remaining useful life of the  identifiable
            assets and to periodically assess the carrying  value
            of  such assets for possible impairment in accordance
            with   the   provisions  of  Statement  of  Financial
            Accounting Standards No. 121.

            The   fair   value  of  property  and  equipment   is
            depreciated   using   a  systematic   method,   which
            approximates  the  straight  line  method,  over  the
            remaining  portion  (between  1-40  years)   of   the
            original asset lives (between 3-60 years).

            ii     The   fair   values  assigned  to   Northern's
            investments  are being amortised over  the  remaining
            contract  life  of  11 years using  a  straight  line
            method.

        iii.      Record  amortisation  of  the  excess  purchase
            price   over  the  net  assets  acquired  using   the
            straight line method over 40 years.

        iv.Adjust  interest relating to (1) the borrowings  under
            The  Company's  acquisition loan and credit  facility
            (2)  CE  Electric's  credit  facility  and  (3)  $225
            million  of  Senior  Notes,  previously  issued,   to
            reflect  use  of the proceeds from that  offering  in
            this transaction.

        v. Northern's  historical Statement of Earnings  for  the
            Year  Ended  March  31, 1996, has  been  adjusted  to
            eliminate  one time non-recurring income and  expense
            of  $546.6 million (349.0 million) and $97.2  million
            (62.1   million),  respectively.   This  income   and
            expense  is attributable to the receipt of shares  of
            the  National Grid Group plc and associated  dividend
            income,  related customer discounts and the  ultimate
            sale  and  distribution  of the  shares  to  Northern
            shareholders as a dividend-in-kind.

        vi.Change  income  tax expense as a result of  pro  forma
            adjustments  which  affect  taxable  income  and   to
            reflect   incremental  US  tax  expense  on   foreign
            earnings.

        vii.    Adjust for minority interest in CE Electric.



3.   The  acquisition on August 7, 1996 of FSRI is  reflected  in the  Company's  historical consolidated balance sheet as  of
     September 30, 1996 and its historical consolidated statement
     of   earnings  beginning  August  1,  1996.  The  pro  forma
     adjustments  to  reflect  the acquisition  of  FSRI  are  as follows:

        A.    The  adjustments which have been made to the assets
        and  liabilities  of FSRI to reflect the  effect  of  the
        acquisition   accounted  for  as  a   purchase   business
        combination follow:

            Property and plant..              $  58,050
            Power sale agreements                46,604
            Goodwill                             99,206
            Equity investments                  136,375
            Other assets and liabilities          8,008
            Deferred taxes                     (95,206)
                                           ------------
            Net increase in assets and
              liabilities                     $253,037
                                               =======

        B.    The  FSRI historical statements have been  adjusted
        to  reflect the exclusion of FSRI assets, liabilities and
        subsidiaries  not acquired by the Company  and  eliminate
        historical   general  and  administrative  expenses   and
        project  development  expenses  of  FSRI  which  will  no
        longer   be   incurred  by  FSRI   These   FSRI   assets,
        liabilities  and  subsidiaries were  distributed  out  of
        FSRI  prior  to the acquisition of FSRI's  stock  by  the
        Company.

        C.     The  pro  forma  adjustments  to  the  Pro   Forma
        Condensed  Combined Unaudited Statements of Earnings  are
        as follows:

            i.    Provide  depreciation and amortisation  of  the
            fair  values assigned to all identifiable  assets  as
            described below.  The Company's policy is to  provide
            depreciation  and  amortisation  expense   upon   the
            commencement   of   revenue   production   over   the
            estimated  remaining useful life of the  identifiable
            assets and to periodically assess the carrying  value
            of  such assets for possible impairment in accordance
            with   the   provisions  of  Statement  of  Financial
            Accounting Standards No. 121.

            The   fair   value  of  property  and  equipment   is
            depreciated using the straight line method  over  the
            remaining  portion  (between  22-28  years)  of   the
            original 30-year life.

            Power sales agreements have been assigned values  for
            the   remaining  contract  period  and    are   being
            amortised  over such period using the  straight  line
            method.

            The   fair   values   assigned   to   FSRI's   equity
            investments  are being amortised over  the  remaining
            contract periods using the straight line method.

            ii.    Record  amortisation  of  the  excess  of  the
            purchase  price  over the net assets  acquired  using
            the  straight line method over the remaining weighted
            average  useful life of the facilities  acquired  (25
            years).

            iii.  Record  anticipated  incremental  general   and
            administrative  expenses of The Company  of  $850,000
            per  year  and reclassify historical state  franchise
            taxes  from  general and administrative  expenses  to
            income tax expense.
            iv.   Adjust  interest relating to (1) the borrowings
            under the Company's revolving line of credit and  (2)
            the use of existing funds.

            v.    Change  income tax expense as a result  of  pro
            forma adjustments which affect taxable income.
4.    The  acquisition on April 17, 1996 of the Mission  Acquired
      Companies   is   reflected  in  the  Company's   historical
      consolidated  balance sheet as of September  30,  1996  and
      its   historical   consolidated   statement   of   earnings
      beginning  April  1,  1996.  The pro forma  adjustments  to reflect  the  effect  of  the acquisition  of  the  Mission
      Acquired Companies are as follows:

        A. The adjustments which have been made to the assets and liabilities of the Mission Acquired Companies to reflect the effect of the acquisitions accounted for as a purchase business combination follow:

           Property and plant                        $(101,999)
           Power sale agreements                        44,797
           Other assets and liabilities                 (4,882)
                                                      ---------
           Net decrease in assets and liabilities    $ (62,084)
                                                        =======

        B. The Salton Sea Funding Corporation Series D notes and Series E bonds were issued and all existing project level debt of the Partnership Projects was paid off at the beginning of the period presented.

        C.     The  pro  forma  adjustments  to  the  Pro   Forma
        Condensed  Combined Unaudited Statements of Earnings  are
        as follows:

            i.    Provide  depreciation and amortisation  of  the
            fair  values assigned to all identifiable  assets  as
            described  below  and capitalise  interest  on  costs
            allocated   to   projects   under   development   and
            construction.   The Company's policy  is  to  provide
            depreciation  and  amortisation  expense   upon   the
            commencement   of   revenue   production   over   the
            estimated  remaining useful life of the  identifiable
            assets and to periodically assess the carrying  value
            of  such assets for possible impairment in accordance
            with   the   provisions  of  Statement  of  Financial
            Accounting Standards No. 121.

            The fair value of property and equipment, net of salvage value, and exploration and development cost is depreciated using the straight line method over the remaining portion (approximately 23 years) of the original 30-year life.

            Power  sales  agreements have  been  assigned  values
            separately  for each of (1) the remaining portion  of
            the  scheduled  price  periods  of  the  power  sales
            agreements  and (2) the 20 year avoided cost  periods
            of   the  power  sales  agreements  and   are   being
            amortised  separately  over such  periods  using  the
            straight line method.

            ii. Adjust interest relating to (1) the issuance of the Salton Sea Funding Corporation Series D notes and Series E bonds net of the repayment of all project level debt at the Partnership Projects and
            (2) the use of existing funds.

            iii. Change income tax expense as a result of pro forma adjustments which affect taxable income.

        D.                      For  the year ended December  31,
        1995,   reflect  the  Magma  Acquisition  as  a  purchase
        business combination beginning January 1, 1995.


                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CalEnergy Company, Inc.

                              By: /s/ Douglas L. Anderson
                                  Douglas L. Anderson
                                  Assistant Secretary and
                                  Assistant Genral Counsel
                                  (U.S. and Corporate)


Dated:  February 18, 1997


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